UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

SCHEDULE 14A

(Rule 14a-101)

__________________

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240-14a-12

SENSUS HEALTHCARE, INC.

__________________________________________________________________

(Exact name of Registrant as specified in its charter)

__________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2023 Annual Meeting
of Stockholders

The accompanying proxy materials are being made available beginning on or around May 1, 2023 to all stockholders entitled to vote. Sensus Healthcare’s Annual Report on Form 10-K for the year ended December 31, 2022, which includes our financial statements, accompanies this Proxy Statement.

Notice of Annual Meeting of Stockholders

Time and Date

9:00 a.m., Eastern Time, on Friday, June 2, 2023

Place

Boca Raton Marriott at Boca Center

5150 Town Center Circle

Boca Raton, FL 33486

Record Date

You can vote your shares if you were a stockholder of record at the close of business on April 10, 2023.

Financial Statements

The Company’s Annual Report on Form 10-K for the year ended December 31, 2022 accompanies this Proxy Statement. The Form 10-K includes the Company’s audited financial statements and notes for the year ended December 31, 2022, and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Items of Business

1)      To elect two Class II directors to serve for a three-year term expiring at the 2026 Annual Meeting of Stockholders;

2)      To approve the amendment of our 2017 Incentive Plan to increase the number of shares that may be issued under such Plan;

3)      To approve the amendment of our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by Delaware law;

4)      To approve, on an advisory basis, the compensation of the named executive officers identified in the Summary Compensation Table in the Proxy Statement;

5)      To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the 2023 fiscal year; and

6)      To transact other business properly coming before the meeting or any postponement or adjournment of the meeting.

Voting

Even if you plan to attend the Meeting, please provide us your voting instructions in one of the following ways as soon as possible:

Follow the instructions on the proxy card to vote online;
Use the toll-free number on the proxy card to vote telephonically; or
Mark, sign, date, and return the proxy card or the voting instruction form you receive from your broker, trustee, or other nominee.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 2, 2023. The Proxy Statement and the Annual Report are available at: www.proxyvote.com.

Sincerely,

May 1, 2023	Michael Sardano
Boca Raton, Florida	President, General Counsel and Corporate Secretary

i

Proxy Statement

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Sensus Healthcare, Inc., a Delaware corporation, of proxies to be voted at our 2023 Annual Meeting of Stockholders and at any adjournments or postponements of the Annual Meeting.

We will hold our 2023 Annual Meeting at 9:00 a.m., Eastern Time, Friday, June 2, 2023, at the Boca Raton Marriott at Boca Center, 5150 Town Center Circle, Boca Raton, FL 33486.

To conduct the business of the Annual Meeting, we must have a quorum. The presence in person or by proxy of at least a majority of the shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions, broker non-votes, and votes withheld from director nominees will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. In the absence of voting instructions from the beneficial owner of the shares, brokers and nominees will have discretionary authority to vote on the ratification of the appointment of our independent public accounting firm for the fiscal year ending December 31, 2023, but will not have discretionary authority to vote on any of the other matters to be presented at the Annual Meeting.

Voting Information

Who can vote?

All stockholders of record at the close of business on the record date of April 10, 2023 are entitled to receive these proxy materials and to vote at the Annual Meeting. On that date, there were 16,913,595 shares of our common stock outstanding and entitled to vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Some of our stockholders hold their shares through a broker, trustee, or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and shares owned beneficially.

•        Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are considered the “stockholder of record” of those shares. As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote at the Annual Meeting.

•        Beneficial Owner.    If your shares are held in a brokerage account, by a trustee, or by another nominee, then you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not attend or vote these shares at the Annual Meeting unless you obtain a “legal proxy,” as discussed below.

If you are a beneficial owner, we will not know that you are a stockholder, or how many shares you own, unless you obtain a legal proxy.

How do I vote as a stockholder of record?

As a stockholder of record, you may vote by one of the following four methods:

•        Internet Voting.    You will be able to vote your shares via the Internet and confirm that your vote has been properly recorded. Please see your proxy card or notice for specific instructions.

•        Telephone Voting.    You may vote your shares by using the toll-free number listed on the proxy card. This procedure also allows you to vote your shares and to confirm that your vote was recorded. Please see your proxy card for specific instructions.

•        Voting By Mail.    You may sign, date, and mail your proxy card in the postage-paid envelope provided.

•        Voting at the Annual Meeting.    You may vote at the Meeting.

How do I vote as a beneficial owner?

If your shares are held through a broker, bank, trustee, or other nominee, you will receive a request for voting instructions with respect to your shares from the broker, bank, trustee, or other nominee. You should respond to the request for voting instructions in the manner specified by the broker, bank, trustee, or other nominee. If you have questions about voting your shares, you should contact your broker, bank, trustee, or other nominee.

If you hold your shares through a broker, bank, trustee, or other nominee and you wish to attend and/or vote at the Annual Meeting, you will need to obtain a legal proxy. You must request a legal proxy through your broker, bank, trustee, or other nominee. Please note that if you request a legal proxy, any proxy with respect to your shares previously executed by your broker, bank, trustee, or other nominee will be revoked, and your vote will not be counted unless you vote at the Annual Meeting or legally appoint another proxy to vote on your behalf.

How many votes are required to approve the matters being submitted to stockholder votes at the Annual Meeting?

According to our Bylaws, the outcomes of each matter to be voted on at the Annual Meeting will be determined as follows:

Election of Directors.    A nominee will be elected to our Board in an uncontested election if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election. Abstentions and broker non-votes do not count as votes “for” or “against” and, therefore, have no effect on the outcome of the voting. As the election of directors at the Annual Meeting is uncontested, each nominee will be elected if he or she receives a majority of the votes cast by the holders of our common stock at the Annual Meeting. If stockholders do not re-elect a nominee who is already a director, Delaware law provides that the director continues to serve on the Board as a “holdover director.” We do not allow cumulative voting in the election of directors.

Amending our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company, as permitted by Delaware law.    The affirmative vote of the holders of a majority of our shares outstanding as of the record date and entitled to vote at the Annual Meeting will be required to amend our Certificate of Incorporation to limit the liability of certain officers of the Company, as permitted by Delaware law. As a result, abstentions and broker non-votes will have the same effect as a vote against this proposal.

Other Matters.    The approval of the amendment of our 2017 Incentive Plan (or, the “Plan”) to increase the number of shares that may be issued under the Plan, the advisory vote on our named executive officers’ compensation, the ratification of the appointment of our independent public accounting firm, and all other matters submitted for a vote will be determined by a majority of votes cast affirmatively or negatively, except as otherwise required by law. As a result, abstentions and broker non-votes will not affect the outcome of votes on these matters.

What is the deadline for voting my shares?

If you hold shares as the stockholder of record, then your vote by proxy must be received before 11:59 p.m., Eastern Time, on June 1, 2023 (the day before the Annual Meeting). If you are the beneficial owner of shares held through a broker, trustee, or other nominee, please follow the instructions provided by your broker, trustee, or other nominee.

Where can I find the stockholder voting results?

We will announce preliminary voting results at the Annual Meeting and report final voting results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) following the Annual Meeting.

Proposal 1 — Election of Directors

Director Nominating Process

The Nominating and Corporate Governance Committee, comprised solely of independent directors, is responsible for identifying potential directors, reviewing each potential nominee’s qualifications, and recommending director nominees to the Board for its consideration. To fulfill these responsibilities, the Committee annually assesses the requirements of the Board and makes recommendations to the Board regarding its size, composition, and structure. In determining whether to nominate an incumbent director for reelection, the Committee evaluates each incumbent director’s continued service in light of the current assessment of the Board’s requirements.

When the need to fill a new Board seat or vacancy arises, the Committee proceeds by whatever means it deems appropriate to identify a qualified candidate or candidates, which may include engaging an outside search firm or considering recommendations from stockholders, current directors, and executive officers. The Committee reviews the qualifications of each potential candidate, which may include the candidate’s integrity, character, independent judgment, breadth of experience, insight, knowledge and business acumen, as well as whether the potential candidate is independent, as that term is defined in the Nasdaq Stock Market listing standards. Leadership skills and executive experience, expertise in medical technology or devices, medical knowledge, financial and accounting knowledge, prior experience in our core markets, expertise in capital markets, strategic planning and marketing expertise, among others, may also be among the relevant selection criteria. The Committee strives to maintain a Board that reflects a diversity of experience and personal backgrounds and characteristics (see the Board Diversity Matrix below). The selection criteria may vary over time depending on the needs of the Board.

Board Diversity Matrix As of April 29, 2022 and April 1, 2023
Total Number of Directors	6
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	5
Part II: Demographic Background
White	1	5

Final candidates are generally interviewed by one or more Committee members. The Committee makes a recommendation to the Board based on its review, the results of interviews with the candidates, and other available information. The Board makes the final decision on whether to invite a candidate to join the Board based on the totality of the merits of each candidate rather than any specific or minimum qualifications or attributes. The Board-approved invitation is extended by the Chairman of the Board.

Independent Directors

Our common stock is listed on the Nasdaq Capital Market. Nasdaq requires that a majority of our directors be “independent,” as defined by Nasdaq’s rules. Generally, a director does not qualify as an independent director if the director or a member of a director’s immediate family has had in the past three years certain relationships or affiliations with us, our external or internal auditors, or other companies that do business with us. Based on these rules, our Board has affirmatively determined that Ms. Cornish and Messrs. Heinrich, McCall, Petrelli and O’Rear are independent and that Mr. Sardano, our CEO, is not independent.

Director Recommendations by Stockholders

The Committee will consider recommendations for director nominees from stockholders made in writing and addressed to the attention of the Chairman of the Nominating and Corporate Governance Committee, in care of the Corporate Secretary, Sensus Healthcare, Inc., 851 Broken Sound Parkway, NW #215, Boca Raton, FL 33487. Our Nominating and Corporate Governance Committee will consider recommendations from stockholders on the same basis as other recommendations.

Election of Directors

The Board is divided into three classes, designated Classes I, II, and III. The directors in each class are elected for terms of three years or until their successors are duly elected and qualified. We believe this classified board structure is appropriate for the Company. Obtaining a three-year commitment from our directors assists us in retaining highly qualified directors who have experience and familiarity with our business. We believe that such long-term institutional knowledge benefits Sensus and enables the Board to better consider and provide long-term strategic planning.

At the Annual Meeting, stockholders will elect two Class II directors for terms ending at the 2026 Annual Meeting. The Board proposes the nominees set forth below for election as directors at the Annual Meeting. Unless instructed otherwise, the designated proxies will vote each properly delivered proxy for the election of each of the nominees as director.

If a nominee is unable to serve, the shares represented by all valid proxies that have not been revoked will be voted for the election of a substitute nominee selected by the Board, or the Board may by resolution reduce the size of the Board to eliminate the resulting vacancy. At this time, the Board knows of no reason why any nominee might be unable to serve. All nominees are currently serving as directors.

The Board currently consists of six members. If the director nominees are elected, the Board will have no vacancies.

The following paragraphs provide information as of the date of this Proxy Statement about each nominee and each incumbent director who will remain in office following the Annual Meeting. While the following paragraphs note certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole, we also believe that all of our nominees and incumbent directors have demonstrated integrity, honesty, and adherence to high ethical standards, as well as strong leadership skills, business acumen, an ability to exercise sound judgment, and a commitment of service to our stockholders.

Nominees to Serve as Class II Directors for a Three-Year Term Expiring in 2026

Independent Director Age: 76 Director since: 2015 Board committees: Audit, Compensation, and Corporate Governance and Nominating Other public company boards: None

WILLIAM McCALL

Mr. McCall is currently Managing Director of Heritage Advisory Group, a financial advisory practice of Ameriprise Financial Services Inc., and has worked in such capacity since 2014. Mr. McCall also currently serves as a partner of Investors Capital Alliance LLC (since 2009), a consulting company; Chief Executive Officer of WMW Partners LLC (since 2009), an SEC-registered investment adviser; and a member of Pandora Mineral Resources LLC (since 2015). Mr. McCall has a B.S. in business administration from the University of Tennessee and also earned his Chartered Wealth Advisor® designation through the Michigan State University Estate and Wealth Management Institute. In light of Mr. McCall’s substantial experience as a financial advisor and portfolio manager, our Board believes that he is qualified to serve as a director.

Non-Employee Director Age: 38 Director since: 2021 Board committees: None Other public company boards: None

MEGAN CORNISH

Megan Cornish is the Vice President of Corporate Communications and Marketing and Corporate Secretary of Moth+Flame, a leader in virtual reality. From 2016-2020, she served as the Vice President of External Affairs of FoodMaven Corporation, where she led the company strategy in communications, government, and industry affairs. Ms. Cornish is a founding board member of the Upcycled Food Association and Upcycled Food Foundation, which were formed in 2019 to influence sustainable practices in the food industry. From 2019-2021, she was on the ReFED Expert Network as an industry leader in sustainability and food and beverage. As a lobbyist and consultant since 2013, Ms. Cornish has advised a broad range of companies in a variety of industries including virtual reality, food and beverage, health, technology, and communications. In 2013, she served as Legislative Assistant to Representative Tim Holden (PA), who was a member of the U.S. Committee on Agriculture. Previously, Ms. Cornish handled immigration, science and technology, homeland security and animal rights issues, and special projects as a Legislative Correspondent and Legislative Assistant for Congressman Ed Towns (NY) while he was Chairman of the US House Committee on Oversight and Government Reform. Ms. Cornish received a B.A. in political science from Colorado College and an M.A. in global security from Johns Hopkins University. She is a certified yoga instructor and certified sailboat captain.

The Board recommends a vote “FOR” the nominees.

Continuing Directors

We have two directors continuing in office as Class I Directors, with terms expiring at the 2025 Annual Meeting of Stockholders:

Independent Director Age: 76 Director since: 2012 Board committees: Audit and Nominating and Corporate Governance Other public company boards: None

JOHN HEINRICH

Dr. Heinrich currently serves as Chief Executive Officer of PhoenixNMR LLC, a provider of probes for solid state nuclear magnetic resonance, and as Managing Partner of Kansas Analytical Services, a provider of analytical services. He has held those positions since 2014 and 2007, respectively. Prior to, and in some cases, concurrently with, serving in these roles, Dr. Heinrich served as an officer or partner of various companies engaged in a range of development and marketing activities involving medical equipment, diagnostics, software, and technologies. Mr. Heinrich has a Ph.D. in Metallurgical Engineering from the University of Notre Dame. Given Dr. Heinrich’s substantial involvement in the development and management of a wide range of diagnostic imaging, therapeutic, medical diagnostic, and scientific instrument companies for more than 30 years, our Board believes that he is qualified to serve as a director.

Non-Employee Director Age: 70 Director since: 2016 Board committees: Audit Committee Other public company boards: Ring Energy, Inc.

ANTHONY PETRELLI

Mr. Petrelli is currently a Financial Consultant and Registered Representative of Momentum Independent Network. From 2010 through 2022, Mr. Petrelli was the President, Chairman, and Director of Investment Banking Services of NTB Financial Corporation, a Denver, Colorado-based financial services firm founded in 1977. Beginning his career in 1972, Mr. Petrelli has extensive experience in the areas of corporate finance, underwriting, management, operations, sales, and trading. He has served on numerous regulatory and industry committees, including the FINRA Corporate Finance Committee, FINRA National Adjudicatory Council (Vice Chairman), FINRA Small Firm Advisory Board, and FINRA District Business Conduct Committee for District 3 (Chairman). Since 2013, Mr. Petrelli has served as a director of Ring Energy, Inc. Mr. Petrelli has also served as a director on several other public company boards. In addition to his career in the investment industry, Mr. Petrelli served on the board of directors of Southwest Counseling Associates, a Denver-based professional counseling firm. Mr. Petrelli established Equinox Counseling LLC in 2012, and is a Licensed Professional Counselor, a National Certified Counselor and an Approved Clinical Supervisor. Mr. Petrelli received his Bachelor of Science degree in Business (Finance) and his Master of Business Administration degree from the University of Colorado. In addition, he received his Master of Arts degree in Counseling from Denver Seminary. Given Mr. Petrelli’s substantial experience in corporate finance, our Board believes that he is qualified to serve as a director.

We also have two directors continuing in office as Class III Directors, with terms expiring at the 2024 Annual Meeting of Stockholders:

Independent Director Age: 75 Director since: 2012 Board committees: Audit, Compensation, and Corporate Governance and Nominating Other public company boards: None

SAMUEL O’REAR

Mr. O’Rear is the founder, CEO, and Senior Partner of Total Innovation Group, Inc. (TIGI), which provides commercialization services to healthcare companies. Prior to founding TIGI in 1990, Mr. O’Rear served as the Chief Operating Officer of Medical Imaging Centers of America; in various roles (ranging from positions involving sales management, financing/asset management, and marketing positions to Vice President and General Manager) with GE Healthcare; as sales representative for Siemens Medical Systems; and as a clinician for the University of Alabama Health System. Mr. O’Rear has a Bachelor of Science from the University of Alabama and attended the Marketing Development Program at Northwestern University. In light of Mr. O’Rear’s 40 years of experience in the healthcare industry as a clinician, a sales and marketing director, general manager, and as the owner or principal in several healthcare services businesses, our Board believes that he is qualified to serve as a director.

Chairman and CEO Age: 70 Director since: 2010 Board committees: None Other public company boards: None

JOSEPH C. SARDANO

Mr. Sardano is our co-founder and has been our Chief Executive Officer and Chairman of the Board since our inception in 2010. Mr. Sardano has over 40 years of experience in the healthcare industry. Prior to founding Sensus, Mr. Sardano served as Chief Commercial Officer of Xoft, Inc., an electronic brachytherapy medical device company; as managing partner and healthcare consultant for Molecular Imaging Ventures; as Sr. Vice President of Global Sales and Marketing of CTI Molecular Imaging and Pet Net Pharmaceuticals, a developer of imaging and isotope solutions for the healthcare industry; as Americas Sales Manager for Functional Imaging at GE Medical Systems; as Vice President of Sales and Marketing for Elscint Inc., a developer and manufacturer of medical imaging solutions; and as Region Sales Manager of Toshiba America Medical Systems. Mr. Sardano also currently serves as a board member of Birch BioMed, a Canadian company, as well as a board member for BioFlorida, which promotes Florida-based healthcare companies and technologies. Mr. Sardano has a Bachelor of Arts degree from Concordia University in Montreal, Canada, as well as several Business Certificates from McGill University School of Management. Our Board believes that Mr. Sardano’s breadth of experience with and leadership of the introduction and commercialization of new technologies and services within the healthcare industry qualifies him to serve as our Chief Executive Officer and Chairman of the Board.

Corporate Governance; Our Board and Committees

We believe that good governance promotes the long-term interests of our stockholders and strengthens Board and management accountability. Our Board has adopted Corporate Governance Guidelines that set forth expectations for our Company. You may view a copy of our Corporate Governance Guidelines on our website (www.sensushealthcare.com). Selected policies from our Corporate Governance Guidelines are set forth below.

Board structure and process

Our Board oversees our business, property, and affairs pursuant to the Delaware General Corporation Law and our Certificate of Incorporation and Bylaws. Members of our Board are kept informed of our business through discussions with our executive management team, by reviewing materials provided to them, and by participating in Board and committee meetings. During 2022, our Board held six meetings. Each incumbent director attended at least 83% of the aggregate number of meetings of the Board and Committees on which he or she served.

Role of the Board and Risk Oversight

One of the key functions of our Board is informed oversight of our risk management practices, policies, and processes. The Board does not have a standing risk management committee, but rather oversees risk directly at the Board level, as well as through our Board committees that address risks inherent in their respective areas of oversight. In particular:

•        our Board is responsible for monitoring and assessing strategic risk exposure;

•        our Audit Committee is responsible for overseeing processes to identify, measure, and prioritize business and financial reporting risks and the effectiveness of the processes to manage those risks and for overseeing our policies on risk assessment and risk management;

•        our Nominating and Corporate Governance Committee oversees our corporate governance policies, practices, and procedures, and monitors the effectiveness of such policies, practices, and procedures, including whether they are successful in preventing illegal or improper conduct; and

•        our Compensation Committee assesses and monitors whether any of our compensation arrangements have the potential to encourage excessive risk-taking, and evaluates our compensation policies and practices that could mitigate any such risk.

Board Leadership Structure

The Board has no policies with respect to separating the positions of Chairman and Chief Executive Officer or whether the Chairman should be a member of management or a non-management director, and believes that these are matters that should be discussed and determined by the Board from time to time. The independent directors annually elect a Chairman of the Board, who may or may not be the Chief Executive Officer of the Company, based on the recommendation of the Nominating and Corporate Governance Committee. Currently, Mr. J. Sardano serves as both our Chairman and CEO. Given that he is tasked with the responsibility of implementing our corporate strategy, we believe he is best suited for leading discussions regarding performance relative to our corporate strategy, and these discussions represent a significant portion of our Board meetings. Under our Corporate Governance Guidelines, the independent directors may also elect a lead independent director when the Chairman and CEO roles are combined. Our independent directors have not elected a lead independent director.

Executive Sessions

Executive sessions or meetings of non-employee directors without management present are held regularly to review the criteria upon which the performance of the CEO and other executive officers is based, the performance of the CEO and other executive officers against such criteria, the compensation of the CEO and other executive officers, and any other relevant matters.

Director Service on Other Public Boards

Directors, other than the CEO, may not serve on the boards of more than three other public companies in addition to our Board. The CEO may not serve on more than one board of another public company in addition to our Board.

Change in Director Occupation

Any director who experiences a material change in his or her job responsibilities or in the principal occupation he or she held when he or she joined the Board must deliver advance, written notice of such change in status to the Nominating and Corporate Governance Committee. The Committee will then evaluate whether the director will continue to satisfy our director criteria in light of his or her new occupational status and will recommend to the Board the action, if any, to be taken with respect to such director, which may include, without limitation, requiring the director to resign or not accept the other position.

Director Attendance at Annual Meeting of Stockholders

We encourage but do not require all directors, as well as nominees for election as director, to attend the Annual Meeting of Stockholders. None of our directors (other than Mr. Sardano) attended the 2022 Annual Meeting.

Stockholder Communications

Our Board provides for a process by which stockholders may communicate with the Board, a Board committee, the independent directors as a group, or individual directors. Stockholders who wish to communicate with our Board, a Board committee, or any other directors or individual directors may do so by sending written communications addressed to the Board, a Board committee, or such group of directors or individual directors to the following address:

Sensus Healthcare, Inc.
c/o Corporate Secretary
851 Broken Sound Parkway, NW #215
Boca Raton, FL 33487

Communications will be compiled by our Corporate Secretary and submitted to the Board, a committee of the Board, or the appropriate group of directors or individual directors, as appropriate, at the next regular meeting of the Board. The Board has requested that the Corporate Secretary submit to the Board all communications received related to Board duties and responsibilities and that advertisements, solicitations, and other material unrelated to the Board’s duties and responsibilities not be submitted.

Code of Ethics and Business Conduct

The Board has adopted a Code of Ethics and Business Conduct applicable to our directors, our Chief Executive Officer, and all other employees, including our financial and accounting officers, which may be viewed at our website (www.sensushealthcare.com), or, upon written request, without charge, to:

Sensus Healthcare, Inc.
c/o Corporate Secretary
851 Broken Sound Parkway, NW #215
Boca Raton, FL 33487

Board Committees

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee

The Audit Committee assists the Board in its oversight of:

•   appointing, compensating, retaining, evaluating, terminating and overseeing our independent auditor;

•   discussing with our independent auditor its independence from management;

•   reviewing with our independent auditor the scope and results of its audit;

•   approving all audit and permissible non-audit services to be performed by our independent auditor;

•   overseeing the financial reporting process and discussing with management and our independent auditor the interim and annual financial statements that we file with the SEC;

•   overseeing the business risk management processes and monitoring the effectiveness of such processes;

•   reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;

•   establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal control or auditing matters; and

•   reviewing and approving related person transactions.

Our Board has determined that Mr. O’Rear is an “audit committee financial expert” as defined under applicable SEC rules.

The Compensation Committee assists the Board in its oversight of:

•   annually reviewing and approving our goals and objectives for executive compensation;

•   annually reviewing and approving for the chief executive officer and other executive officers (1) the annual base salary level, (2) the annual cash incentive opportunity level, (3) the long-term incentive opportunity level, and (4) any special or supplemental benefits or perquisites;

•   reviewing and approving employment agreements, severance arrangements and change of control agreements for the chief executive officer and other executive officers, as appropriate;

•   making recommendations and reports to the Board concerning matters of executive compensation;

•   reviewing and evaluating compensation arrangements and practices to prevent excessive risk-taking;

•   reviewing compensation plans, programs and policies; and

•   handling such other matters that are specifically delegated to the committee by the Board from time to time.

The Corporate Governance and Nominating Committee assists the Board in its oversight of:

•   identifying the requisite skills and characteristics to be found in individuals qualified to serve as members of the Board;

•   conducting inquiries into the background and qualifications of possible candidates for election to the Board;

•   recruiting of qualified candidates for membership on the Board;

•   recommending for selection by the Board (1) nominees for election to the Board and (2) the members and chair for each committee of the Board;

•   overseeing the corporate governance policies, practices, and procedures of the Company, including evaluating whether they are effective in preventing illegal or improper conduct;

•   evaluating the performance of the committee and its charter on an annual basis;

•   evaluating the performance of the Board, each other committee, and each director; and

•   handling such other matters that are specifically delegated to the committee by the Board from time to time.

Current committee members John Heinrich (Chair) William McCall Samuel O’Rear Anthony Petrelli	Current committee members William McCall Samuel O’Rear (Chair)	Current committee members John Heinrich William McCall (Chair) Samuel O’Rear
Meetings in 2022 4	Meetings in 2022 2	Meetings in 2022 2

Each member of each committee is independent under the rules of Nasdaq. The Board has adopted written charters for each of its standing committees. These charters may be viewed on the Investor Relations section of our website at www.sensushealthcare.com.

Director Compensation

Directors’ Fees

We pay a $15,000 quarterly fee to each of our non-employee directors. From time to time, we also grant equity compensation to each of our non-employee directors. Additionally, we reimburse each director for all reasonable expenses incurred in connection with serving on our Board.

2022 Director Compensation Table

The following table sets forth a summary of the 2022 compensation we paid to our directors, other than Mr. Sardano (who is an executive officer and receives no compensation with respect to his service as a director):

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
John Heinrich	60,000	—	—	—	60,000
William McCall	60,000	—	—	—	60,000
Samuel O’Rear	60,000	—	—	—	60,000
Anthony Petrelli	60,000	—	—	—	60,000
Megan Cornish	60,000	—	—	—	60,000

____________

(1)      The amounts in this column reflect the grant date fair value of restricted stock awards. The assumptions used to determine the grant date fair value of awards listed in this column are set forth in Note 11 to the Financial Statements included in our 2022 Annual Report on Form 10-K that accompanies this Proxy.

Certain Relationships and Related Party Transactions

We have adopted a written policy on transactions with related persons. Under SEC rules, a related person is an officer, director, nominee for director or beneficial owner of more than 5% of any class of our voting securities or an immediate family member of any of the foregoing. Pursuant to our policy and our Code of Ethics and Business Conduct, directors (including director nominees), executive officers, and employees are required to report any transactions or circumstances that may create or appear to create a conflict between the personal interests of the individual and our interests, regardless of the amount involved.

The Audit Committee is responsible for evaluating each related party transaction and making a determination as to whether the transaction is fair, reasonable and within our policy and whether it should be approved or ratified. In reviewing related party transactions, our Audit Committee considers the relevant facts and circumstances to decide whether to approve such transactions. Our Audit Committee approves only those transactions that it determines are in our best interest. In particular, our policy on related party transactions requires our Audit Committee to consider, among other factors it deems appropriate:

•        whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and

•        the extent of the related party’s interest in the transaction.

Pursuant to our policy, our Audit Committee has identified the following categories of transactions as deemed to be preapproved by the Audit Committee:

•        our employment of any executive officer or compensation paid by us to any executive officer if, among other conditions, our Compensation Committee has approved (or recommended that our Board approve) such compensation;

•        any compensation paid to a director if the compensation is required to be reported in our proxy statement under the SEC’s compensation disclosure rules;

•        any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years;

•        any charitable contribution, grant or endowment made by us to a charitable organization, foundation or university with which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years;

•        any transaction where the related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis; and

•        any transaction involving a related person where the rates or charges involved are determined by competitive bids.

In addition, our Code of Ethics and Business Conduct requires that our employees and directors inform our General Counsel or the Audit Committee of any material transaction or relationship that comes to their attention that could reasonably be expected to create or appear to create a conflict of interest. Further, at least annually, each director and executive officer completes a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a director or a related person has a direct or indirect material interest.

Other than compensation agreements and other arrangements which are described in this Proxy Statement and the relationships described below, since January 1, 2022, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 (our current threshold for reporting related party transactions) and in which any related person had or will have a direct or indirect material interest.

Relationship of Certain Employees

Michael Sardano, the son of our Chairman and Chief Executive Officer, Joseph C. Sardano, is employed as our President, General Counsel, and Corporate Secretary. Information on how we compensate Michael Sardano is included in the section entitled “Executive Compensation.” His compensation was determined in accordance with our standard employment and compensation practices applicable to employees with similar responsibilities and positions.

Executive Officers

The names, ages, and current positions of our executive officers as of the record date are listed in the table below. Joseph C. Sardano is also a director. His biography is presented in the section entitled “Continuing Directors,” above. Executive officers are elected annually by the Board at its meeting following the Annual Meeting of Stockholders to serve one-year terms and until their successors are elected and qualified. Joseph C. Sardano is the father of Michael Sardano, but there are no other familial relationships among the executive officers, nor is there any agreement or understanding between any officer and any other person pursuant to which the officer was elected.

Name	Position	Age
Joseph C. Sardano	Chief Executive Officer and Chairman	70
Michael Sardano	President, General Counsel, and Corporate Secretary	35
Javier Rampolla	Chief Financial Officer	51
Magdalena Martinez	Chief Operating Officer	33
Emiliano Sosa	Chief Technology Officer	46

Michael Sardano.    Mr. Sardano has served as our President, General Counsel and Corporate Secretary since February 2022. Prior to that, Mr. Sardano served as our Vice President and General Counsel from January 2018 to February 2022, our General Counsel/Director of Governance and Regulatory from January 2017 to December 2017, our Corporate Counsel/Director of Governance and Regulatory from January 2016 to December 2016, and our Corporate Counsel and Quality Assurance and Regulatory Affairs Manager from August 2013 to December 2015. Mr. Sardano worked as a legal intern for the Office of Appeals for the Massachusetts Department of Revenue from August 2012 to April 2013 and as a United States Senate Intern for the Committee on Rules and Administration in the office of Senator Lamar Alexander from May 2012 to August 2012. Mr. Sardano holds a Juris Doctor from New England Law-Boston and a Bachelor of Science degree in Management and Finance from Bentley University.

Javier Rampolla.    Mr. Rampolla has served as our Chief Financial Officer since January 2020, having served as our Director of Accounting and Reporting from 2015. He has more than 20 years of financial experience, holding positions of increasing responsibility at a number of public and private companies. He also played an important role in managing our initial public offering in June 2016 and assisted us in adopting and implementing new U.S. GAAP guidelines for revenue recognition and leases. Mr. Rampolla’s experience prior to joining us includes three years as the assistant controller for Latin America at Stanley Black & Decker, a Fortune 500 American manufacturer of industrial tools and household hardware and provider of security products and locks.. Mr. Rampolla has a B.A. in accounting from the University of Massachusetts in Boston.

Magdalena Martinez.    Ms. Martinez has served as our Chief Operating Officer since January 2023. She most recently served as our Vice President of Operations from January 2022 to December 2022, Customer Service Manager from January 2018 to December 2021, and, prior to that, in various roles of increasing responsibility since joining Sensus in 2013. Ms. Martinez holds a B. S. degree in marketing from Stetson University in DeLand, Florida.

Emiliano Sosa.    Mr. Sosa has served as our Chief Technology Officer since January 2023, having served as Vice President of Technology Development in 2022. Mr. Sosa has extensive experience in banking, cyber security, and artificial intelligence. Among his accomplishments are the introduction and engineering of the first GPS device in the Argentina market with real time streaming video cameras for vehicles. He has also designed and developed electroencephalography and brain mapping devices, implementing the first 3-D EEG Brain Mapping medical devices and polysomnographs at the time. Mr. Sosa holds degrees in information systems engineering from the National University of Technology in Buenos Aires, and in international marketing and foreign trade from the University of Buenos Aires in Argentina.

Executive Compensation

Introduction

We are a “smaller reporting company”. As such, under SEC rules, we are not required to include a Compensation Discussion and Analysis section in this Proxy Statement and have elected to comply with other reduced compensation disclosure requirements as permitted under SEC rules. For 2022, our named executive officers, or NEOs, were Joseph C. Sardano, Michael Sardano, and Javier Rampolla.

The objective of our compensation program is to provide a total compensation package to each named executive officer that will enable us to attract, motivate and retain outstanding individuals, reward named executive officers for performance, and align the financial interests of each named executive officer with the interests of our stockholders to encourage each named executive officer to contribute to our long-term performance and success.

The compensation program for our named executive officers consists of the following elements: base salary; performance-based discretionary cash bonus; equity-based incentive compensation; and severance and change-in-control benefits.

Our Compensation Committee, with input from the Board, determines the compensation for our named executive officers, subject where applicable to any employment agreements.

Base Salary

We pay base salaries to attract, recruit and retain qualified employees. In 2022, the base salary of each of the named executive officers, pursuant to their respective employment agreements, was as follows: Mr. J. Sardano — $400,000, Mr. M. Sardano — $225,000, and Mr. Rampolla — $225,000.

Performance-Based Cash Bonus Compensation

Our executive compensation program for our NEOs includes an annual performance-based discretionary cash bonus. Our Board approves the terms and conditions of these awards on an annual basis. We have maintained, and intend to continue, an annual performance-based cash bonus program for the named executive officers that do not receive sales commissions.

Equity Incentive Compensation

In 2017, we adopted, and our stockholders approved, our broad-based 2017 Incentive Plan under which we can award various forms of equity-based incentive compensation, including incentive and nonqualified stock options, stock appreciation rights, restricted stock awards, performance shares and phantom stock, and awards consisting of combinations of such incentive awards. For details of a proposal to amend our 2017 Incentive Plan, please see the section entitled “Proposal 2 — Approval of the Amendment of our 2017 Incentive Plan.”

Benefits and Perquisites

We offer health and welfare benefits and life insurance to our named executive officers on the same basis that these benefits are offered to our other eligible employees, except that we pay the employee contribution toward the cost of health insurance for our named executive officers. We offer a 401(k) plan to all eligible employees. In addition, each NEO receives a non-accountable monthly car allowance.

Compensation Committee Process and Procedures

The Compensation Committee uses its business judgment and other resources it deems appropriate in executing its duties, including establishing our compensation philosophy and policies, overseeing the implementation of executive officer and non-employee director compensation programs and overseeing disclosures regarding compensation in our SEC filings. In executing its duties, the Compensation Committee considers many factors, including market comparisons using data derived from third party resources, competitive considerations, executive expectations and executive performance. As of the date of this Proxy Statement, the Compensation Committee has not delegated any of its responsibilities to other parties.

The Compensation Committee reviews and recommends to our Board for determination the compensation of our Chief Executive Officer. In addition, Mr. Sardano separately submits recommendations to the Compensation Committee regarding all other executive officers for use by the Compensation Committee in making recommendations to the Board concerning their base salary and incentive compensation. An executive officer may not be present at a meeting of the Compensation Committee where that executive officer’s compensation is being discussed.

The Compensation Committee did not engage any compensation consultants in 2022.

Summary Compensation Table

The following summary compensation table shows compensation information for our principal executive officer and our two most highly compensated executive officers as of December 31, 2022. We refer to each of the individuals named in the table below as “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Joseph C. Sardano	2022	400,000	300,000			54,428	754,428
Chief Executive Officer	2021	375,000	200,000	—	—	53,451	628,451

Michael Sardano	2022	225,000	150,000	—	—	29,739	404,739
President, General Counsel, & Corporate Secretary	2021	190,000	55,000	153,600	—	28,373	426,973

Javier Rampolla	2022	225,000	175,000	—	—	39,144	439,144
Chief Financial Officer	2021	200,000	40,000	153,600	—	37,132	430,732

____________

(1)      The amounts in this column reflect the grant date fair value of restricted stock awards and stock options in the years indicated. The assumptions used to determine the grant date fair value of awards listed in this column are set forth in Note 11 to our Financial Statements included in our 2022 Annual Report on Form 10-K that accompanies this Proxy Statement. The amounts in this column do not reflect the value of shares actually received or which may be received in the future with respect to such awards.

(2)      All other compensation includes the following:

Name		Life Insurance ($)	Health Insurance ($)	401(k) Match, HSA Contribution ($)	Car Allowance ($)
Mr. Joseph Sardano	2022	13,803	18,931	8,700	12,994
	2021	13,803	18,104	8,550	12,994

Mr. Michael Sardano	2022	—	8,369	8,304	13,066
	2021	—	7,439	7,868	13,066

Mr. Javier Rampolla	2022	—	26,150	—	12,994
	2021	—	24,138	—	12,994

We previously entered into written employment agreements with Messrs. J. Sardano, M. Sardano, and Rampolla. The following is a summary of the material terms of these agreements.

Mr. Joseph Sardano’s Employment Agreement

We entered into an employment agreement with Mr. Sardano with an effective date of February 8, 2016. The initial base salary set forth in the agreement was $300,000, which may be increased from time to time (but never decreased) pursuant to the determination of our Compensation Committee. Under his employment agreement, Mr. Sardano serves as our Chief Executive Officer. His agreement provided for an initial term ending December 31, 2020; however, the agreement provides for continuously renewing one-year periods thereafter unless either he or we provide written notice of the intent not to renew the agreement for a new term at least six months in advance of the end of the initial term or any one-year renewal term. The term of his agreement automatically renewed for one year on December 31, 2022.

In addition to his salary, Mr. Sardano is entitled to participate in our incentive compensation programs. Mr. Sardano is entitled to an annual cash incentive bonus based on a plan established by our Compensation Committee. Mr. Sardano’s target annual bonus must be at least $100,000, which may be increased from time to time (but never decreased) pursuant to the determination of our Compensation Committee. Mr. Sardano is also eligible to participate in and receive equity compensation or other long-term incentive compensation as may be granted by our Compensation Committee pursuant to a plan that the Compensation Committee may adopt from time to time. For Mr. Sardano, any annual cycle equity awards will be determined at the discretion of our Compensation Committee; however, his agreement requires that the Compensation Committee base their decision on a basis at least as favorable as the basis for making grants to other senior executive officers of the Company.

Mr. Sardano is entitled to certain severance benefits if his employment is terminated upon his death or Disability, change-in-control, without cause (as defined in the agreement) or if he resigns within 120 days after the occurrence of any of the following (“Good Reason”): (a) reduction by us of his base salary or target bonus; (b) material reduction, other than during any period of illness or incapacity, of his authority, responsibilities, or duties such that he no longer has the title of, or serves or functions as Chief Executive Officer, (c) failure of our Board to nominate him for election as a member of the Board or failure to be re-elected to our Board (other than due to legal or exchange requirements that would prohibit him from serving on our Board); (d) relocation of principal place of employment more than 50 miles from our current principal executive offices; (e) our failure to obtain the written assumption of our obligations under the employment agreement by a successor; (f) our failure to renew the employment agreement (not as a result of death, Disability, or for cause); or (g) any other material breach of his employment agreement by us, including termination of Mr. Sardano for any other reason that is not a “for cause” termination. For the severance benefits to which he may be entitled, please see the section entitled “Severance benefits under employment agreements.”

Mr. Sardano is entitled to participate in all of the employee benefit programs and perquisites generally available to our senior executive officers. The agreement contains customary business expense reimbursement, indemnification, confidentiality, non-compete and non-solicitation provisions.

Mr. Michael Sardano’s Employment Agreement

We entered into an employment agreement with Mr. Sardano with an effective date of April 1, 2018. The initial base salary set forth in the agreement was $145,000, which may be increased from time to time (but never decreased) pursuant to the determination of our Compensation Committee. Under his employment agreement, Mr. Sardano served as a Vice President and General Counsel throughout 2021 and was elected our President in February 2022. His agreement provided for an initial term ending December 31, 2020; however, the agreement provides for continuously renewing one-year periods thereafter unless either he or we provide written notice of the intent not to renew the agreement for a new term at least six months in advance of the end of the initial term or any one-year renewal term. The term of his agreement automatically renewed for one year on December 31, 2022.

In addition to his salary, Mr. Sardano is entitled to participate in our incentive compensation programs. Mr. Sardano is entitled to an annual cash incentive bonus based on a plan established by our Compensation Committee. Mr. Sardano’s target annual bonus must be at least $30,000, which may be increased from time to time (but never decreased) pursuant to the determination of our Compensation Committee. Mr. Sardano is also eligible to participate in and receive equity compensation or other long-term incentive compensation as may be granted by our Compensation Committee pursuant to a plan that the Compensation Committee may adopt from time to time. For Mr. Sardano, any annual cycle equity awards will be determined at the discretion of our Compensation Committee.

Mr. Sardano is entitled to certain severance benefits if his employment is terminated upon his death or Disability, change-in-control, without cause (as defined in the agreement) or if he resigns within 120 days after the occurrence of any of the following (“Good Reason”): (a) reduction by us of his base salary or target bonus; (b) material reduction, other than during any period of illness or incapacity, of his authority, responsibilities, or duties such that he no longer has the title of, or serves or functions as General Counsel and Director of Regulatory and Governance; (c) relocation of principal place of employment more than 50 miles from our current principal executive offices; (d) our failure to obtain the written assumption of our obligations under the employment agreement by a successor; or (e) any other material breach of his employment agreement by us, including termination of Mr. Sardano for any other reason that is not a “for cause” termination. For the severance benefits to which he may be entitled, please see the section entitled “Severance benefits under employment agreements.”

Mr. Sardano is entitled to participate in all of the employee benefit programs and perquisites generally available to our senior executive officers. The agreement contains customary business expense reimbursement, indemnification, confidentiality, non-compete and non-solicitation provisions.

Mr. Rampolla

Mr. Rampolla does not have an employment agreement with the Company. However, the Company intends to enter into an employment agreement with him in the near future on terms similar to the agreements with Messrs. Joseph and Michael Sardano.

Severance Benefits Under Employment Agreements

We have agreed to pay severance benefits to our named executive officers in the event of their termination by us under certain circumstances as follows:

In connection with a change in control.    In the event that the employment of Mr. Joseph Sardano or Mr. Michael Sardano terminates without cause or due to a resignation for Good Reason in connection with a change in control, the executive is entitled to receive any salary earned but unpaid prior to termination, any business expenses that were incurred but not reimbursed as of the date of termination, a separation allowance, payable in equal installments over a 12-month period, equal to two times the sum of (x) the executive’s then base salary and (y) the executive’s then target bonus, if termination occurs prior to the end of any fiscal year, a pro rata annual incentive bonus, the ability to participate (through COBRA or otherwise), on the same terms and conditions as in effect for the executive immediately prior to termination, in the medical, dental, disability, and life insurance programs until the earlier of (i) expiration of a 24-month period or (ii) such time the executive is covered by the benefits of a subsequent employer. In addition, all of the executive’s then-outstanding equity awards, if any, shall vest in full immediately upon termination.

Termination without cause or resignation for Good Reason.    In the event that the employment of Mr. Joseph Sardano or Mr. Michael Sardano terminates without cause or due to a resignation for Good Reason (other than in connection with a change in control), the executive is entitled to receive any salary earned but unpaid prior to termination, any business expenses that were incurred but not reimbursed as of the date of termination, a separation allowance, payable in equal installments over a 12-month period, equal to one times the sum of (x) the executive’s then base salary and (y) the executive’s then target bonus, if termination occurs prior to the end of any fiscal year, a pro rata annual incentive bonus, the ability to participate (through COBRA or otherwise), on the same terms and conditions as in effect for the executive immediately prior to termination, in the medical, dental, disability, and life insurance programs until the earlier of (i) expiration of a 12-month period or (ii) such time the executive is covered by the benefits of a subsequent employer. In addition, all of the executive’s then-outstanding equity awards, if any, shall vest in full immediately upon termination.

Termination due to death or disability.    In the event of that the employment of Mr. Joseph Sardano or Mr. Michael Sardano terminates due to death or Disability, the executive is entitled to receive any salary earned but unpaid prior to termination, any business expenses that were incurred but not reimbursed as of the date of termination, any earned benefits to which executive was entitled as of the date of termination pursuant to the terms of any compensation or benefit plans to the extent permitted by such plans, any annual incentive bonuses earned but not yet paid for any completed full fiscal year immediately preceding the date of termination, and, if termination occurs prior to the end of any fiscal year, a pro rata annual incentive bonus.

For voluntary resignation without Good Reason.    In the event that any of Mr. Joseph Sardano or Mr. Michael Sardano voluntarily terminates his employment for any reason other than Good Reason, no further payments are due, except that the executive will be entitled to any salary earned but unpaid prior to termination, any benefits accrued prior to termination and any business expenses that were incurred but not reimbursed as of the date of termination.

Termination for Cause.    In the event that we terminate Mr. Joseph Sardano or Mr. Michael Sardano for cause, no further payments are due, except that the executive will be entitled to any salary earned but unpaid prior to termination and any business expenses that were incurred but not reimbursed as of the date of termination.

Accelerated Vesting of Stock Awards

Pursuant to our 2017 Incentive Plan (and its predecessor the 2016 Incentive Plan), (i) awards will fully become fully exercisable or vest as of the time of a Change in Control (as such term is defined in our plan).

Outstanding Equity Awards at Fiscal Year-End 2022

The following table provides information, for our named executive officers, on unvested option and stock awards and other equity plan awards at the end of 2022.

		Option Awards			Stock Awards
Name	Grant Date	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares (#)	Equity incentive plan awards: market or payout value of unearned shares ($)
Joseph Sardano	—	—	—	—	—	—	—	—
Michael Sardano	—	—	—	—	20,000	5.08	—	—
Javier Rampolla	—	—	—	—	22,500	5.08	—	—

Proposal 2 —
approval of the amendment of our 2017 Incentive Plan

The Company’s 2017 Incentive Plan was adopted by the Board in April 2017 and approved by the stockholders in June 2017. As of April 1, 2023, 70,723 shares of common stock remained available for issuance under the Plan. To date, we have issued, on average, approximately 79,000 shares per year (the “Grant Rate”) under the Plan. In March 2023, in anticipation of the Company issuing shares under the Plan at a rate approximately in line with the Grant Rate over the remaining term of the Plan (which expires in 2027), the Board has adopted an amendment to the Plan, subject to stockholder approval, to increase the number of shares of common stock authorized to be issued under the plan from 500,000 to 750,000. The closing market price per share of our common stock as of April 1, 2023 was $5.18 per share.

Reasons for Voting to Approve the Proposed Amendment; Effects of the Proposed Amendment

The Board believes that the ability to grant equity and equity-based incentives to our directors, officers, and other key employees is critical to the Company’s efforts to attract and retain key talent and to encourage ownership of shares of common stock by key personnel. Accordingly, the Board believes that, in order for it to continue these efforts, the additional shares requested need to be authorized for issuance under the Plan. We believe the requested shares will be sufficient to enable us to grant stock awards under the Plan prior to its expiration, based on the historical Grant Rate and the recent market price of our shares. If the increase is not approved, we may be unable to continue to offer competitive equity incentives to attract and retain employees, and we may need to consider other compensation alternatives.

Accordingly, the Board recommends that the Company’s stockholders approve the following resolution:

“RESOLVED, that the Company’s stockholders approve an amendment to the 2017 Incentive Plan to revise the last sentence of Section 1.5(a) as follows:

The maximum number of shares of Common Stock which may be issued under this Plan shall be Seven-Hundred and Fifty Thousand (750,000); provided, however, that no more than Seven-Hundred and Fifty Thousand (750,000) shares of Common Stock in the aggregate may be granted under the Plan in connection with Incentive Stock Options (subject to adjustment as provided in Section 9.12).”

The proposed amendment to the Plan will become effective upon stockholder approval of this proposal. If this proposal is not approved, the amendment will not become effective and the Plan will continue in its current form.

Summary of the Plan, as amended

The following summary of the major provisions of the Plan is qualified, in its entirety, by reference to the full text of the Plan. The full text of the Plan (as proposed to be amended) is attached as Appendix A to this Proxy Statement.

Purpose and Administration

Pursuant to the Plan, our directors, officers, and other key employees who have been selected as participants are eligible to receive awards of various forms of equity-based incentive compensation, including incentive and nonqualified stock options, stock appreciation rights, restricted stock awards, performance shares and phantom stock, and awards consisting of combinations of such incentives. Approximately 39 employees (other than officers), 5 officers, and 5 non-employee directors will be eligible to participate in the Plan.

The Plan is administered by the Compensation Committee of the Board. Under the Plan, the Compensation Committee has the authority to establish, adopt, revise or rescind such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan.

Subject to the provisions of the Plan, the Compensation Committee has sole discretionary authority to interpret the Plan and to determine the type of awards to grant; when and to whom awards are granted; the number of shares covered by each award; and the terms and conditions of the award (including the applicable expiration date and vesting period). The term of the Plan is ten years from the effective date, after which no further awards may be granted thereunder.

The Plan includes provisions that are designed to protect our stockholders’ interests and reflect good corporate governance practices, including minimum vesting periods; a prohibition on repricing; a limited recycling policy; clawback, forfeiture, and reduction capabilities afforded to the Compensation Committee for purposes of complying with applicable laws; a prohibition on the grant of any discount of stock options or stock appreciation rights with an exercise price below fair market value as of the date of grant; and a fixed number of shares issuable under the Plan, so that stockholder approval is required to issue any additional shares.

Types of Awards

Options granted under the Plan may be incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, or nonqualified stock options. The exercise price of any incentive stock options is the fair market value of the common stock on the date of grant. The exercise price of any nonqualified options is determined by the Compensation Committee when the options are granted, subject to a minimum price of the fair market value of the common stock on the date of grant. In the discretion of the Compensation Committee, the option exercise price may be paid in cash or in shares of stock or other property having a fair market value on the date of exercise equal to the option exercise price, or by delivering to us a copy of irrevocable instructions to a stockbroker to deliver promptly to us an amount of sale or loan proceeds sufficient to pay the exercise price.

A stock appreciation right granted under the Plan will entitle its holder to be paid an amount in cash or shares equal to the fair market value of our common stock subject to the stock appreciation right as of an date selected by the holder of the stock appreciation right or which may occur automatically as set forth under the terms of the Plan, less the exercise price of the related stock option, if any, or such other price as the Compensation Committee may determine at the time of the grant of the stock appreciation right (which may not be less than the fair market value of one share of our common stock on the date of grant).

Restricted stock will be issued to the recipient at the time the award is granted, but may be subject to forfeiture and such other conditions as may be set forth in the applicable restricted stock award agreement.

A performance share or phantom stock award will provide for the future payment of cash or the issuance of shares of common stock to the participant if continued employment or other performance objectives established by the Compensation Committee at the time of grant are attained. Performance share awards will be payable in common stock based on the fair market value of such shares on the valuation date; provided, however, that the Compensation Committee may, at its discretion, vary such form of payment in whole or partial consideration of the performance share, which form may include cash.

Originally, the aggregate number of shares of common stock to be awarded under the Plan was limited to 500,000 shares and no more than 500,000 of such shares of common stock available to be awarded under the Plan in the aggregate could be granted in connection with incentive stock options. The proposed amendment would increase those limits to 500,000 and 500,000, respectively. Unless the Compensation Committee specifically determines otherwise, the maximum number of shares available under the Plan and the awards granted under the Plan will be subject to appropriate adjustment in the case of any stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, exchanges or other changes in capitalization affecting our common stock.

Minimum Vesting Periods

Options, restricted stock, or stock appreciation rights granted to executive officers that are subject to vesting solely based on such executive officers continuing as employees may not vest in full or be issued earlier than the three-year anniversary of the grant date (except if accelerated pursuant to (i) a change in control, (ii) the death of the holder, (iii) the disability of the holder, or (iv) the holder’s termination of employment without “cause”). All restricted stock grants to executive officers that are subject to vesting or issuance based in whole or in part on performance conditions or the level of achievement versus performance goals will be evaluated over an award period of not less than one year.

Amendment, Termination, or Modification of the Plan; Prohibition on Repricing

The Plan permits the Compensation Committee to amend, terminate, or modify the Plan from time to time, provided that, without shareholder approval, the Compensation Committee may not, among other things, materially increase the number of shares available for issuance under the Plan, reprice outstanding options or stock appreciation rights, expand the types of awards available under the Plan, materially expand the class of participants eligible to participate under the Plan or otherwise materially increase benefits to any participants.

Limited Recycling Policy

To the extent that shares of common stock subject to an award are not issued or delivered by reason of (i) the expiration, termination, cancellation, or forfeiture of such award or (ii) the settlement of such award in cash rather than the issuance of shares of common stock, then such shares of common stock shall again be available under the Plan, provided, however, that such shares will not again be available if such shares are (x) shares that were subject to a stock-settled stock appreciation right and were not issued or delivered upon the net settlement of such stock appreciation right, (y) shares delivered to, or withheld by, us to pay the exercise price or the withholding taxes related to an outstanding award, or (z) shares repurchased by us on the open market with the proceeds of an option exercise.

Clawback, Forfeiture and Reductions Of Awards

To comply with applicable law (including the Dodd-Frank Wall Street Reform and Consumer Protection Act) and any risk management requirements or policies adopted by us, the Compensation Committee retains the right to decrease or terminate any awards or payments under the Plan. Furthermore, any and all amounts paid or payable under the Plan will be subject to clawback, forfeiture, and reductions to the extent necessary to comply with applicable law, as determined by the Compensation Committee.

Effect of Change In Control

In the event of a “Change in Control,” all awards of options, stock appreciation rights, phantom stock and restricted stock will become fully exercisable or vested, as applicable, subject to certain limitations. The exercise of incentive stock options following a change in control will be subject to a $100,000 limitation under the Plan or any other similar plan of the Company. “Change in Control” means, unless the Committee otherwise directs by resolution adopted prior thereto, the occurrence of any of the following after the effective date of the Plan: (a) the date any “person” is or becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors; (b) the date when individuals who, at the beginning of any two-year period during the duration of the Plan, constitute the Board, plus new directors whose election or nomination for election by our shareholders is approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of such two-year period, cease for any reason during such two-year period to constitute at least a majority of the members of our Board; (c) the date a reorganization, merger or consolidation of us with any other corporation or entity is consummated regardless of which entity is the survivor, other than a merger, share exchange or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving or acquiring entity) at least 50% of the combined voting power of the voting securities of us or such surviving or acquiring entity outstanding immediately after such merger, share exchange or consolidation; (d) the date our stockholders approve a plan of complete liquidation or dissolution of us; or (e) the date a sale or disposition by us of all or substantially all of our assets is consummated.

Certain Federal Income Tax Consequences

The following discussion summarizes the material federal income tax consequences of participation in the Plan. This discussion is general in nature and does not address issues related to the tax circumstances of any particular employee. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in law. This discussion does not address state, local, or foreign tax consequences.

The following does not purport to be a complete description of the federal income tax aspects of the incentive stock options, NQSOs, stock appreciation rights, performance shares, restricted stock or phantom stock units granted under the Plan, and each participant in the Plan should consult his or her own tax advisor. The Plan is not a qualified plan within the meaning of Section 401(a) of the Internal Revenue Code.

Incentive Stock Options

Under Section 422 of the Internal Revenue Code, an employee of the Company or any of its subsidiaries will not recognize any taxable income at the time of the grant of an incentive stock option under the Plan. Similarly, participants will not recognize any taxable income on the exercise of an incentive stock option granted under the Plan if the option price is paid in cash or common stock of the same class as that being purchased. If the Compensation Committee authorizes, and a participant elects, to pay the option price with appreciated property other than common stock, the participant would recognize taxable income to the extent the fair market value of such property exceeds the participant’s basis in such appreciated property. The amount by which the fair market value of common stock acquired upon exercise of an incentive stock option exceeds the option price will constitute an item of adjustment for purposes of computing alternative minimum taxable income.

The tax treatment of the disposition of common stock acquired by exercise of an incentive stock option depends upon whether the participant disposes of such common stock within the statutory holding period for incentive stock option stock. The holding period for incentive stock option stock is the later of two years from the date of the grant of the incentive stock option or one year from the exercise of such option. If a participant disposes of incentive stock option stock after the close of the statutory holding period, he or she will recognize capital gain income equal to the difference between the amount received on such disposition and his or her basis in the transferred common stock. A participant’s basis in common stock acquired by exercise of an incentive stock option is generally equal to the option price.

If a participant disposes of common stock acquired by exercise of an incentive stock option within the statutory holding period, a so-called “disqualifying disposition,” the participant will recognize ordinary income equal to the difference between the option price and the fair market value of the common stock as of the date an incentive stock option was exercised. Ordinary income recognized on a disqualifying disposition is added to a participant’s basis in the common stock and amounts realized on the disposition in excess of such sum will be recognized as capital gain income.

We will be entitled to a deduction for compensation with respect to an incentive stock option only if and when a participant recognizes ordinary income from a disqualifying disposition.

Nonqualified Stock Options

The grant of an NQSO will have no immediate tax consequences to the Company or the participant. Common stock received on the exercise of an NQSO which is either transferable or not subject to a substantial risk of forfeiture will cause the participant to recognize ordinary income at the time of exercise equal to the excess, if any, of the fair market value of the stock at the time of exercise (determined without regard to any restriction other than a restriction that by its terms will never lapse) over the exercise price for such common stock. The holding period of common stock received on the exercise of a NQSO will commence as of the date of exercise. Except as provided below, it is not contemplated that the Company will issue or deliver common stock that is nontransferable or subject to a substantial risk of forfeiture.

Where ordinary income is recognized by a participant in connection with common stock received on the exercise of an NQSO, the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. The Company will be entitled to the deduction in the taxable year that includes the last day of the participant’s taxable year in which he or she recognizes such income. The Company is entitled to the deduction only if and to the extent the Company withholds tax from the participant’s award corresponding to the ordinary income recognized by the participant upon exercise of an NQSO. The Compensation Committee may permit a participant to elect to have a portion of the common stock deliverable upon exercise of an option withheld to provide for payment of such withholding tax. Otherwise, withholding taxes will be payable in cash at the time of exercise. A participant’s basis in common stock acquired by exercise of an NQSO is generally equal to the option price plus the compensation income recognized upon exercise.

Stock Appreciation Rights

A stock appreciation right is a contractual right which entitles a participant to an amount equal to the excess, if any, of the fair market value of one share of common stock on the appreciation date over the option price, in the case of a stock appreciation right granted in connection with an option, or the fair market value of one share of common stock on the date of grant, in the case of a stock appreciation right granted independent of an option. The Company may pay such excess in cash, in shares of common stock valued at fair market value, or any combination thereof. Fractional shares will be paid in cash. Stock appreciation rights may become exercisable in accordance with a vesting schedule as determined by the Compensation Committee.

The grant of a stock appreciation right will have no immediate tax consequences to the participant or the Company. If cash is given upon exercise of a stock appreciation right, the award will be treated as additional compensation income to the participant upon receipt. If the Company issues common stock upon the exercise of a stock appreciation right and such common stock is either transferable or not subject to a substantial risk of forfeiture, the participant will recognize compensation income upon receipt equal to the fair market value of the common stock. It is not contemplated that the Company will, upon the exercise of a stock appreciation right, issue or deliver common stock that is nontransferable or subject to a substantial risk of forfeiture.

Where ordinary income is recognized by a participant in connection with the exercise of a stock appreciation right, the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. The Company will be entitled to the deduction in the taxable year that includes the last day of the participant’s taxable year in which he or she recognizes income from the exercise of a stock appreciation right. If the Company issues common stock upon the exercise of a stock appreciation right, the Compensation Committee may permit a participant to elect to have a portion of the common stock deliverable upon exercise of an option withheld to provide for payment of such withholding tax. Otherwise, withholding taxes will be payable in cash at the time of exercise.

The holding period for determining whether capital gain or loss on the subsequent sale or exchange of the common stock awarded upon exercise of a stock appreciation right is long-term or short-term capital gain or loss will commence at the date of exercise.

Performance Shares

Performance shares may be awarded to participants based upon the degree to which certain objective performance goals, as established by the Compensation Committee, are attained. The amount earned with respect to an award of performance shares will usually be payable in common stock based upon the fair market value of such stock on the valuation date. The Compensation Committee may, however, vary the composition of a performance share award at its discretion.

If a performance share award is paid in cash, the award will be treated as additional compensation income to the participant upon receipt. If the Company issues common stock in payment of a performance share award and such common stock is either transferable or not subject to a substantial risk of forfeiture, the participant will recognize compensation income upon receipt of the common stock equal to the fair market value of the common stock. It is not contemplated that the Company will, upon payment of a performance share award, issue common stock that is nontransferable or subject to a substantial risk of forfeiture.

The Company will be entitled to a deduction in an amount equal to the performance share award in the taxable year that includes the last day of the participant’s taxable year in which he or she recognizes income from the receipt of a performance share award. If the Company issues common stock in payment of a performance share award, the Compensation Committee may permit a participant to elect to have a portion of the common stock withheld to provide for payment of such withholding tax. Otherwise, withholding taxes will be payable in cash at the time the performance shares are awarded.

The holding period for determining whether capital gain or loss on the subsequent sale or exchange of common stock received as a performance share award is long-term or short-term capital gain or loss will commence at the date of issue.

Restricted Stock Awards

The Company may grant participants awards of restricted stock and establish the periods of restriction applicable thereto. Restricted stock will be nontransferable and subject to forfeiture upon termination of employment for any reason prior to the date such awards become vested in accordance with their terms. Unless otherwise set forth in the restricted stock agreement, participants will not be entitled to dividends payable or other distributions of the Company with respect to restricted stock during the restricted period.

Participants will recognize compensation income equal to dividends payable with respect to restricted stock during the restricted period. Dividends payable with respect to restricted stock following expiration of the restricted period shall be recognized as ordinary dividend income. Participants will recognize compensation income in an amount equal to the excess of the fair market value of restricted stock awarded to a participant over the amount paid, if any, for such shares as and when the restricted stock becomes either freely transferable or free of any risk of forfeiture.

The Company will be entitled to a deduction in an amount equal to the amount recognized as compensation income by a participant in the taxable year that includes the last day of the participant’s taxable year in which he or she recognizes income from the receipt of the receipt of restricted stock. The Compensation Committee may permit a participant to elect to have a portion of the restricted stock withheld to provide for payment of such withholding tax. Otherwise, withholding taxes will be payable in cash at the time the restricted stock is included in a participant’s income.

Phantom Stock Units

The Company may issue participants phantom stock unit awards upon terms and conditions established by the Compensation Committee from time to time. A phantom stock unit entitles the holder of such a unit to a hypothetical equivalent of one share of common stock granted in connection with a Plan award or deferred performance share award. Phantom stock unit awards will be nontransferable and subject to forfeiture if employment is terminated for any reason before such awards become vested in accordance with their terms. The Compensation Committee, in its sole discretion, shall determine whether dividends payable with respect to phantom stock units during the restricted period will be withheld by the Company and subject to forfeiture in accordance with the vesting schedule generally applicable to phantom stock units. Upon expiration of the restricted period with respect to any phantom stock units covered by a phantom stock unit award, the Company shall deliver to the participant or his or her beneficiary, without charge, one share of common stock for each phantom stock unit which has not then been forfeited and cash equal to any dividend equivalents credited with respect to such vested unit and interest, if any, thereon.

The award of a phantom stock unit, and the crediting of forfeitable dividend equivalents and interest thereon, will have no immediate tax consequences to the participant or the Company. The delivery of common stock, dividend equivalents and interest thereon with respect to fully vested phantom stock units will generate taxable compensation income to a participant in an amount equal to the fair market value of the common stock, if the stock is either freely transferable or not subject to a risk of forfeiture, and the cash, if any, awarded to the participant. It is not contemplated that the Company will issue or deliver stock that is nontransferable or subject to a substantial risk of forfeiture.

The Company will be entitled to a deduction in an amount equal to the amount recognized as compensation income by a participant in the taxable year that includes the last day of the participant’s taxable year in which he or she recognizes income from the receipt of common stock and cash for fully vested phantom stock units. The Compensation Committee may permit a participant to elect to have a portion of the common stock withheld to provide for payment of such withholding tax. Otherwise, withholding taxes will be payable in cash at the time the award is included in a participant’s income.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” during its taxable year to the extent that such compensation exceeds $1,000,000. Effective for taxable years beginning on or after January 1, 2018, “covered employees” are a company’s chief executive officer, chief financial officer (including any individual who served as either the chief executive officer or chief financial officer at any point during the taxable year) and any other individual whose compensation is among the three highest compensated officers for the taxable year (other than the chief executive officer and the chief financial officer). If an individual is considered a ”covered employee” for any taxable year beginning on or after January 1, 2017, then such individual will remain a “covered employee” for all future taxable years. For taxable years beginning on or before December 31, 2017, compensation paid under certain qualified performance-based compensation arrangements, which (among other things) provide for compensation based on pre-established performance goals established by a compensation committee that is comprised solely of two or more “outside directors,” is not considered in determining whether a “covered employee’s” compensation exceeds $1,000,000. Effective for taxable years beginning on or after January 1, 2018, the exception to Section 162(m) for performance-based compensation has been repealed, subject to certain transition and grandfathering rules. To the extent awards previously issued under the Plan qualify for transition or grandfathering status then such awards may continue to qualify for the performance-based exception to Section 162(m) that was in effect for taxable years beginning on or before December 31, 2017. For performance-based awards issued under the plan for taxable years beginning on or after January 1, 2018 the exception to 162(m) will not apply and such awards may not be deductible, but the Compensation Committee maintains flexibility to award compensation that may not be deductible if it believes doing so is in the best interest of the Company and its stockholders.

New Plan Benefits

The amount of awards payable under the Plan, if any, to any participant is not determinable as participation in the Plan does not guarantee the grant of an award, and all awards under the Plan are discretionary and subject to approval by the Compensation Committee, as described above.

The Board unanimously recommends a vote “FOR” the approval of the amendment of our 2017 Incentive Plan

Proposal 3 —
Approval of the amendment of our Amended and Restated Certificate of Incorporation

Paragraph A of Article VII of our Amended and Restated Certificate of Incorporation (the “Restated Certificate”) currently provides for the Company to limit the monetary liability of directors in certain circumstances, pursuant to and consistent with Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”). Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit a corporation to eliminate or limit monetary liability for certain senior corporate officers for breach of the duty of care in certain actions. In light of this update, the Board has unanimously approved and declared advisable the amendment to our Restated Certificate to provide for the elimination or limitation of monetary liability of specified executive officers of the Company for the breach of the duty of care in certain actions, as further described below.

Purpose and Effects of the Proposed Amendment

As a general matter, the Board believes that our Restated Certificate should contain provisions consistent with the DGCL, as amended from time to time, and that amending our Restated Certificate to add the authorized liability protection for certain officers, consistent with the protection currently afforded our directors, is desirable in order to continue to attract and retain experienced and qualified officers.

The proposed amendment would allow for the exculpation of certain officers only in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. As is currently the case with directors under our Restated Certificate, the proposed amendment would not allow the elimination or limitation of liability of officers for: any breach of the duty of loyalty to the Company or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, and any transaction from which the officer derived an improper personal benefit. The rationale for so limiting the scope of liability is to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers to work on its behalf.

Accordingly, the Board recommends that the Company’s stockholders approve the following resolution:

“RESOLVED, that the Company’s stockholders approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to revise Paragraph A of Article VII as follows:

A. To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director or officer of the Corporation will not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the Delaware General Corporation Law is amended after the filing of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors and/or officers, then the liability of a director and/or officer of the Corporation, as applicable, shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of Section 102(b)(7) of the Delaware General Corporation Law shall not adversely affect any right or protection of a director or officer of the Corporation existing in respect of any act or omission occurring prior to the time of such repeal or modification. All references in this paragraph to an “officer” shall mean only a person who, at the time of an act or omission as to which liability is asserted, falls within the meaning of the term “officer,” as defined in Section 102(b)(7) of the Delaware General Corporation Law.”

Upon approval of this proposal, the Company will file with the Delaware Secretary of State a further Amended and Restated Certificate of Incorporation reflecting the amendment to Paragraph A of Article VII.

The Board unanimously recommends a vote “FOR” the approval of the amendment of our Amended and Restated Certificate of Incorporation

Proposal 4 —
Advisory Vote on Executive Compensation of our named executive officers

We are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers, as discussed above in the section entitled “Executive Compensation.” We have designed our executive compensation to attract, motivate, reward, and retain the senior management talent required to achieve our corporate objectives and to increase long-term stockholder value. We believe that our executive compensation program is designed to reward results relevant to our short-term and long-term success based on both corporate and individual performance.

This proposal, commonly known as a “say-on-pay” proposal, gives you, as a stockholder, the opportunity to express your views on our executive compensation policies for our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the framework, policies, and procedures described in this Proxy Statement. We are currently holding “say-on-pay” advisory votes on an annual basis.

We are asking our stockholders to vote on the following advisory resolution for our named executive officer compensation as described in this Proxy Statement.

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed in the Company’s 2023 Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and the related footnotes and narrative discussion therein, is hereby approved on an advisory basis.”

Because this is an advisory vote, it will not be binding upon the Company. However, the Compensation Committee will take into account the outcome of the vote in connection with its regular evaluations of our executive compensation program and in establishing our named executive officers’ compensation.

The Board unanimously recommends a vote, on an advisory basis “FOR” the executive compensation of our named executive officers set forth in this Proxy Statement.

Audit Committee Matters

Report of the Audit Committee

The Audit Committee, which operates under a written charter adopted by the Board, monitors the Company’s financial reporting process on behalf of the Board. This report reviews the actions taken by the Audit Committee with regard to the Company’s financial reporting process during 2022 and particularly with regard to the Company’s audited financial statements as of December 31, 2022 and 2021, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2022.

The Audit Committee believes that it has taken the actions necessary or appropriate to fulfill its oversight responsibilities under its charter. In fulfilling these oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed with Marcum LLP the firm’s judgments as to the quality (rather than just the acceptability) of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee in accordance with Public Company Accounting Oversight Board standards. In addition, the Audit Committee discussed with Marcum LLP the firm’s independence from management and the Company, including the written disclosures, letter, and other matters required of Marcum LLP by the Public Company Accounting Oversight Board.

Additionally, the Audit Committee discussed with the Company’s independent auditors the overall scope and plan for their respective audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

2022 Audit Committee:

John Heinrich, Chairman

William McCall

Samuel O’Rear

Anthony Petrelli

Audit Fees and Related Matters

Audit and Nonaudit Fees

The following table presents fees for professional audit services rendered by Marcum LLP for the audit of our annual financial statements and other professional services provided for the years ended December 31, 2022 and 2021.

Type of Fees	2022	2021
Audit Fees(1)	$205,382	$163,770
Audit-Related Fees	N/A	N/A
Tax Fees	N/A	N/A
All Other Fees	—	—
Total	$205,382	$163,770

____________

(1)      Audit fees for 2022 and 2021 consisted of professional services rendered for the annual audit of our financial statements and review of financial statements included in our quarterly reports.

Policy on Audit Committee Preapproval of Services of Independent Auditor

The Audit Committee of the Board specifically pre-approves all audit and non-audit services provided by our independent auditor. All audit, audit-related, tax and all other services provided by Marcum LLP to us in 2022 were approved by the Audit Committee by means of specific pre-approvals. The Audit Committee has determined that all nonaudit services provided by Marcum LLP in 2022 were compatible with maintaining its independence in the conduct of its auditing functions.

Proposal 5 —
Ratification of Appointment of Independent
Registered Public Accounting Firm

Our Audit Committee has appointed the accounting firm of Marcum LLP to serve as our independent public accounting firm for the fiscal year ending December 31, 2023. A proposal to ratify that appointment will be presented at the Annual Meeting. Representatives of Marcum LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Stockholder ratification of the appointment of Marcum LLP as our independent public accounting firm is not required by our Bylaws or other applicable legal requirement. However, the Board is submitting the appointment of Marcum LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and our stockholders’ best interests.

The Board unanimously recommends a vote “FOR” the ratification of our appointment of Marcum LLP as our independent public accounting firm for the current fiscal year.

Security Ownership of
Certain Beneficial Owners and Management

The following table sets forth information as of April 10, 2023 regarding the beneficial ownership of our common stock by: each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock; each of our named executive officers; each of our directors and director nominees; and all of our current executive officers and directors as a group. The percentage of beneficial ownership is based on 16,913,595 shares of common stock outstanding.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities or has the right to acquire such powers within 60 days. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the beneficial owner.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
5% Stockholders
Edwin L. Solot, Jr.(2)	1,554,845	9.2%
Executive officers and directors
Joseph C. Sardano	1,130,293	6.7%
John Heinrich	10,000	*
William McCall(3)	355,000	2.1%
Anthony Petrelli(4)	36,466	*
Samuel O’Rear	59,097	*
Michael J. Sardano(5)	70,774	*
Javier Rampolla(6)	47,282	*
Emiliano Sosa(7)	10,000	*
Megan Cornish	12,000	*
Madgalena Martinez(8)	15,724	*
All Directors and Executive Officers as a Group (10 Persons)	1,746,576	10.3%

____________

*        Represents less than 1% of our outstanding common stock.

(1)      The address of each such person (other than Mr. Solot, as discuss in Note 2 below) is c/o Sensus Healthcare, Inc., 851 Broken Sound Pkwy. NW #215, Boca Raton, Florida 33487.

(2)      Based upon a Schedule 13G/A filed by Mr. Solot with the SEC dated February 10, 2023, reporting his ownership as of December 31, 2022. The Schedule 13G/A states that Mr. Solot’s address is 10940 Wilshire Boulevard, Suite 1600 PMG #874, Los Angeles, CA 90024. The information in this note is based solely upon such Schedule 13G/A.

(3)      Includes 345,000 shares of common stock held by Investors Capital Alliance, LLC, for which Mr. McCall serves as managing partner and over which the reporting person has shared voting and dispositive power. Includes 10,000 shares of common stock over which the reporting person has shared voting power.

(4)      Includes 12,013 shares of common stock owned jointly with his spouse.

(5)      Includes 20,000 shares of restricted stock awards, which will vest in two equal annual installments on, July 21, 2023, and July 21, 2024.

(6)      Includes 1,250 shares of restricted stock awards, which will vest on February 1, 2024, and 20,000 shares of restricted stock awards, which will vest in two equal annual installments on July 21, 2023, and July 21, 2024.

(7)      Includes 10,000 shares of restricted stock awards, which will vest in four equal annual installments on December 18, 2023. December 18, 2024, December 18, 2025 and December 18, 2026.

(8)      Includes 10,000 shares of restricted stock awards, which will vest in four equal annual installments on December 18, 2023. December 18, 2024, December 18, 2025 and December 18, 2026.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and any persons who own more than 10% of our common stock to file reports with the SEC with respect to their ownership of our stock. Directors, executive officers, and persons owning more than 10% of our common stock are required to furnish the Company with copies of all Section 16(a) reports they file.

Delinquent Section 16(a) Reports

Based solely upon a review of the copies of the reports filed under Section 16(a) and furnished to us, written representations from reporting persons after inquiry, and reports filed by us on the reporting person’s behalf, we believe that all filing requirements under Section 16(a) applicable to our executive officers and directors were complied with during 2022, except:

•        A late Form 4 was filed on March 10, 2022 for Nicolas Soro, a former officer, to reflect the February 3, 2022 withholding of shares in respect of taxes on the vesting of equity awards.

•        A late Form 4 was filed on September 7, 2022 to report the sale of shares by Joseph Sardano on September 2, 2022.

Equity Compensation Plan Information

Equity Compensation Plan Information

The following table provides certain information regarding the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity Compensation Plans Approved by Securities Holders	72,300	$5.55	79,421
Equity Compensation Plans Not Approved by Securities Holders	—	—	—
Total	72,300	$5.55	79,421

Pay Versus Performance

Pay Versus Performance Table for 2022 and 2021

As required by the SEC rules, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last two years. In determining “compensation actually paid,” or “CAP,” to our NEOs, those rules require us to make various adjustments to amounts that have been previously reported in the Summary Compensation Table (“SCT”) in previous years, as the SEC’s valuation methods for this section differ from those required in the SCT. The table below summarizes compensation values both previously reported in our SCT, as well as the adjusted values required in this section for 2021 and 2022. Note that for our NEOs other than our principal executive officer (the “PEO”), compensation is reported as an average. The Compensation Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the company’s performance, see the section entitled “Executive Compensation” above.

Year	Summary compensation table total for PEO(1)	Compensation actually paid to PEO(1)(4)	Average summary compensation table total for non-PEO named executive officers(2)	Average compensation actually paid to non-PEO named executive officers(2)(4)	Value of initial fixed $100 investment based on Total Shareholder Return(3)	Net Income in thousands
2021	$628,451	$628,451	$418,178	$399,778	$187	$4,119
2022	$754,428	$754,428	$421,942	$338,917	$103	$24,244

____________

(1)      The PEO in both years is our CEO, Mr. Joseph Sardano.

(2)      The non-PEO NEOs in 2022 were Messrs. Michael Sardano and Javier Rampolla. The non-PEO NEOs in 2021 were Messrs. Michael Sardano and Stephen Cohen.

(3)      The values disclosed in this column represent a hypothetical investment of $100 in our stock made on December 31, 2020, and as of December 31, 2021 and December 31, 2022, based upon the Company’s Total Shareholder Return (“TSR”) for the years then ended.

(4)      The following table sets forth the adjustments made during each year represented in the PVP Table to arrive at compensation “actually paid” to our Non-PEO NEOs during each of the years in question (no adjustments were necessary for our PEO):

Adjustments to Determine Compensation “Actually Paid” for Non-PEO NEOs	2022	2021
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	—	$(153,600)
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	—	$101,400
Increase for Fair Value of Awards Granted during year that Vest during year	—	$33,800
Increase/deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	$9,000	—
Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	$74,025	—
Total Adjustments	$83,025	($18,400)

Relationship between CAP and TSR

The graph below reflects the relationship between PEO and Average Non-PEO NEO CAP amounts and the Company’s TSR (assuming an initial investment of $100 made on December 31, 2020) for the fiscal years ending December 31, 2021 and 2022.

Relationship Between Compensation Actually Paid and Total Shareholder Return
2021
2022
$800,000
$750,000
$700,000
$650,000
$600,000
$550,000
$500,000
$450,000
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
Compensation Actually paid
$300
$275
$250
$225
$200
$175
$150
$125
$100
$75
$50
$25
$0
Total Shareholder Return
2021
2022
PEO CAP
Average Non-PEO NEO CAP
TSR

Relationship between CAP and Net Income

The graph below reflects the relationship between PEO and Average Non-PEO NEO CAP amounts and the Company’s net income for the fiscal years ending December 31, 2021 and 2022.

Relationship Between Compensation Actually Paid and Net Income
2021
2022
Compensation Actually paid
$800,000
$750,000
$700,000
$650,000
$600,000
$550,000
$500,000
$450,000
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
Net Income ($000s)
$26,000
$24,000
$22,000
$20,000
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
2021
2022
PEO CAP
Average Non-PEO NEO CAP
Net Income ($000s)

General Information About Our Meeting

Treatment of Voting Instructions

If you provide specific voting instructions, your shares will be voted as instructed.

If you are a stockholder of record and return a proxy without giving specific voting instructions, then your shares will be voted FOR each of the nominees for election to the Board, as set forth in Proposal 1, FOR the approval of the amendment of our 2017 Incentive Plan, as set forth in Proposal 2, FOR the approval of the amendment of our Amended and Restated Certificate of Incorporation, as set forth in Proposal 3, FOR the approval, on an advisory basis, the compensation of our named executive officers, as set forth in Proposal 4, and FOR the ratification of the appointment of our independent registered public accounting firm, as set forth in Proposal 5.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, and you do not give instructions to that nominee on how you want your shares voted, then your nominee can only vote your shares on “routine” matters. At the Annual Meeting, only Proposal 5 is considered “routine”, which means that your broker, trustee, or other nominee can vote your shares on Proposal 5 if you do not timely provide instructions to vote your shares, and that your shares will not be voted on any other matters.

If your broker, trustee, or other nominee does not vote your shares on proposals other than Proposal 5, it is called a “broker non-vote.” A “broker non-vote” will be treated as unvoted for purposes of determining approval for any such proposal and will have the effect of neither a vote for nor a vote against the proposal. If you are the beneficial owner of shares held through a broker, trustee, or other nominee, and that nominee does not have discretion to vote your shares on a particular proposal and you do not give your broker instructions on how to vote your shares, then the votes will be considered broker non-votes.

You may have granted to your broker, trustee, or other nominee discretionary voting authority over your account. Your broker, trustee, or other nominee may be able to vote your shares depending on the terms of the agreement you have with your broker, trustee, or other nominee.

We have designated two of our officers, Javier Rampolla and Michael Sardano, as proxies for the 2023 Annual Meeting. These persons will have the authority to vote the proxies granted by our stockholders and will also have authority to vote, in their discretion, to the extent permitted by applicable law, on such other business as may properly come before the Annual Meeting and any postponement or adjournment. The Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit us to solicit additional proxies in favor of any proposal, the persons named as proxies will vote on such matter in their own discretion.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting a duly executed proxy bearing a later date, or (iii) appearing in person and voting at the Annual Meeting.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, you must follow the specific instructions provided to you by your broker, trustee, or other nominee to change or revoke any instructions you have already provided to your broker, trustee, or other nominee.

Costs of Proxy Solicitation

Proxies will be solicited from our stockholders by mail. We will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. We may employ a proxy solicitation firm to solicit proxies in connection with the Annual Meeting, and we estimate that the fee payable for such services would be less than $10,000. It is possible that our directors, officers and other employees may make further solicitations personally or by telephone, facsimile, mail, or email. Our directors, officers and other employees will receive no additional compensation for any such further solicitations.

Other Matters

Other Matters to Come Before the 2023 Meeting

The Company is not aware of any matters that are expected to come before the Meeting other than those referred to in this Proxy Statement. If any other matter should properly come before the Meeting, the proxies intend to vote in accordance with their best judgment.

Proposals for the 2024 Meeting

Director nominations and other proposals submitted under our Bylaws for inclusion in the Proxy Statement for the 2024 annual meeting must be received no earlier than February 3, 2024 and no later than March 4, 2024. Stockholder proposals submitted under our Bylaws must be submitted in writing to our Corporate Secretary at our principal offices and comply with the other requirements set forth in our Bylaws.

Stockholder proposals submitted under the SEC rules for inclusion in the Proxy Statement for the 2024 annual meeting must be received no later than January 2, 2024. Stockholder proposals submitted under the SEC rules must be submitted in writing to our Corporate Secretary at our principal offices and comply with the proxy rules.

Stockholders wishing to nominate a person as a nominee for director must do so in accordance with the requirements set forth in our Bylaws. Under our Bylaws, stockholder nominations with respect to director nominees to be nominated at an annual meeting must be received no earlier than 120 days and no later than 90 days prior to the anniversary of the prior year’s annual meeting. So, nominations of directors to be considered at the 2024 annual meeting must be received no earlier than February 3, 2023 and no later than March 4, 2023. Additionally, a stockholder soliciting proxies in support of director candidates other than those nominated by the Board are subject to the SEC’s “universal proxy” rules.

Annual Report

We filed with the SEC our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which accompanies this Proxy Statement. Stockholders may obtain, free of charge, a copy of our annual report on Form 10-K. Requests should be directed to our Corporate Secretary, Sensus Healthcare, Inc., 851 Broken Sound Parkway, NW #215, Boca Raton, FL 33487.

Stockholders Sharing the Same Address

We have adopted a procedure approved by the SEC known as “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice of Annual Meeting, Proxy Statement, and Annual Report, unless one or more of these stockholders notifies our transfer agent that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. If you wish to receive your own copy of these materials, you may contact our transfer agent, American Stock Transfer & Trust Company, in writing, by telephone, or on the Internet:

American Stock Transfer & Trust Company

59 Maiden Lane, Plaza Level

New York, NY 10038

(800) 937-5449 (U.S. and Canada)

(718) 921-8124 (International)

www.amstock.com

Stockholders who participate in householding will continue to receive separate proxy cards. If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our Notice of Annual Meeting, Proxy Statement, and Annual Report, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each document for your household, please contact our transfer agent as indicated above. Beneficial owners can request information about householding from their banks, brokers, or other nominees.

Appendix A

Sensus Healthcare, Inc.

2017 Incentive plan

As Amended and Restated as of June 2, 2023

Article 1

General Provisions

1.1    Purpose.

The 2017 Incentive Plan (the “Plan”) of Sensus Healthcare, Inc. (the “Company”) is adopted for the following purposes: (1) to closely associate the interests of certain Key Persons (as hereinafter defined) with the interests of the Company’s stockholders; (2) to encourage the Key Persons to focus on the growth and development of the Company, as reflected in increased stockholder value; (3) to maintain competitive compensation levels; and (4) to provide an incentive for the Key Persons to maintain association or employment with the Company so that the Company may retain the services of the most highly qualified individuals in high level managerial capacities.

1.2    Administration.

(a)     The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”).

(b)    The Committee shall have the authority, in its sole discretion and from time to time to:

(i)     designate the individuals or classes of individuals eligible to participate in the Plan;

(ii)    grant awards provided in the Plan in such form and amount and on such terms as the Committee shall determine, subject to the terms of the Plan;

(iii)   impose such limitations, restrictions and conditions upon any such award as the Committee shall determine, subject to the terms of the Plan;

(iv)   interpret the Plan, adopt, amend, and rescind rules and regulations relating to the Plan; and

(v)     make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.

(c)     The Committee’s interpretation of the Plan or any Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Committee.

1.3    Eligibility for Participation.

Only Key Persons shall be eligible for participation in the Plan. For purposes of the Plan, “Key Persons” shall be individuals selected by the Committee for grants of Awards under this Plan.

1.4    Types of Awards Under Plan.

Awards that are available under the Plan shall be as follows:

(a)     Nonqualified Stock Options (as described in Article 3);

(b)    Incentive Stock Options (as described in Article 4);

(c)     Restricted Stock Grants (as described in Article 5);

(d)    Phantom Stock Unit Awards (as described in Article 6);

Appendix A-1

(e)     Stock Appreciation Rights (as described in Article 7);

(f)     Performance Share Units (as described in Article 8); and

(g)    Any combination of the foregoing Awards.

1.5    Aggregate Limitation on Awards.

(a)     Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of the Common Stock of the Company. The maximum number of shares of Common Stock which may be issued under this Plan shall be Seven-Hundred and Fifty Thousand (750,000); provided, however, that no more than Seven-Hundred and Fifty Thousand (750,000) shares of Common Stock in the aggregate may be granted under the Plan in connection with Incentive Stock Options (subject to adjustment as provided in Section 9.12).

(b)    To the extent the shares of Common Stock subject to an Award are not issued or delivered by reason of (i) the expiration, termination, cancellation, or forfeiture of such Award, or (ii) the settlement of such Award in cash rather than the issuance of shares of Common Stock, then such shares of Common Stock shall again be available under this Plan; provided, however, that shares of Common Stock subject to an Award shall not again be available under this Plan if such shares are (x) shares that were subject to a stock-settled SAR and were not issued or delivered upon the net settlement of such SAR, (y) shares delivered to, or withheld by, the Company to pay the exercise price or the withholding taxes related to an outstanding Award, or (z) shares repurchased by the Company on the open market with the proceeds of an Option exercise. The number of shares of Common Stock available for Awards under this Plan shall not be reduced by (i) dividends, including dividends paid in shares of Common Stock, or dividend equivalents paid in cash in connection with outstanding Awards, (ii) the number of shares of Common Stock subject to Substitute Awards, or (iii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to Awards granted under this Plan (subject to applicable securities exchange requirements).

1.6    Effective Date and Term of Plan.

(a)     The Plan shall become effective on the date it is approved by the stockholders of the Company.

(b)    Unless sooner terminated by the Board, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or ten (10) years from the Effective Date, whichever is earlier. After the Plan is terminated, no Awards may be granted; provided, however, that the Plan and all Awards made under the Plan prior to such date shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

1.7    Minimum Vesting Periods.

Except as may otherwise be approved by the Committee, all Options, Restricted Stock, or SARs granted to Executive Officers that are subject to vesting or issuance solely based on such Holder continuing as an Employee may not vest in full or be issued earlier (except if accelerated pursuant to (A) a Change in Control, (B) the death of the Holder, (C) the Disability of the Holder, or (D) the Holder’s retirement) than the three-year anniversary of the grant date, and all shares of Restricted Stock granted to Executive Officers that are subject to vesting or issuance based in whole or in part on performance conditions or the level of achievement versus such Performance Goals shall be subject to an Award Period of not less than one year.

ARTICLE 2

Definitions

The following definitions shall be applicable throughout the Plan.

2.1    “Affiliate” shall mean any employer with which the Company would be considered a single employer under Section 414(b) or 414(c) of the Code, applied using fifty percent (50%) as the percentage of ownership required under such Code sections, provided, however, that the term “Affiliate” shall be construed in a manner in accordance with the registration provisions of applicable Federal securities laws.

Appendix A-2

2.2    “Appreciation Date” shall mean the date designated by a Holder of Stock Appreciation Rights for measurement of the appreciation in the value of rights awarded to him or her, which date shall be the date notice of such designation is received by the Committee, or its designee.

2.3    “Award” shall mean, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Phantom Stock Unit Award or Performance Share Unit Award granted to a Participant pursuant to the terms of the Plan.

2.4    “Award Period” shall mean a period of time within which performance is measured for the purpose of determining whether an award of Performance Share Units has been earned.

2.5    “Board” or “Board of Directors” shall mean the Board of Directors of the Company.

2.6    “Cause” shall mean the Company having cause to terminate a Participant’s employment or service under any existing employment agreement, service contract or other agreement, between the Participant and the Company or, in the absence of such an agreement, upon (i) Participant’s conviction of, or entrance of a plea of guilty or nolo contendere to, a felony under federal law or state law; (ii) fraudulent conduct by Participant in connection with the business affairs of the Company; (iii) theft, embezzlement, or other criminal misappropriation of funds by Participant (other than good faith expense account disputes or de minimis amounts); (iv) Participant’s willful refusal to materially perform his duties to the Company; (v) Participant’s willful misconduct, which has, or would have if generally known, a materially adverse effect on the business or reputation of the Company; (vi) Participant’s willful breach of any material employment policy of the Company, including, but not limited to, conduct relating to falsification of business records, violation of the Company’s Code of Business Conduct and Ethics, harassment, creation of a hostile work environment, excessive absenteeism, insubordination, violation of the Company’s policy on drug and alcohol use, or violent acts or threats of violence; or (vii) Participant’s material breach of a covenant, representation, warranty or obligation of Participant under the relevant agreement with the Company granting the Award.

2.7    “Change in Control” shall, unless the Committee otherwise directs by resolution adopted prior thereto, means the occurrence of any of the following after the effective date of the Plan: (a) the date any “person” (as that term is used in Sections 13 and 14(d) of the Exchange Act (as defined herein) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Voting Stock”); (b) the date when individuals who, at the beginning of any two (2) year period during the duration of the Plan, constitute the Board (including for this purpose new Directors whose election or nomination for election by the Company’s stockholders is approved by a vote of at least two-thirds (2/3) of the Directors still in office who were Directors at the beginning of such two (2) year period or whose election or nomination for election was previously so approved), cease for any reason during such two (2) year period to constitute at least a majority of the members of the Board; (c) the date a reorganization, merger or consolidation of the Company with any other corporation or entity is consummated, unless immediately following such reorganization, merger or consolidation, all of the beneficial owners of the Voting Stock of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding Voting Stock of the entity resulting from such transaction; (d) the date the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or (e) the date a sale or disposition by the Company of all or substantially all of the Company’s assets is consummated.

Notwithstanding the foregoing, with respect to an Award (a) that is subject to Section 409A, and (b) under which a Change in Control would accelerate the timing of payment thereunder, the term “Change in Control” shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as defined in Section 409A and the authoritative guidance issued thereunder, but only to the extent inconsistent with the above definition, and only to the minimum extent necessary to comply with Section 409A as determined by the Committee.

2.8    “Code” shall mean the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

Appendix A-3

2.9      “Committee” shall have the meaning set forth in Section 1.2(a) of the Plan.

2.10    “Common Stock” shall mean the Common Stock of the Company, one cent ($0.01) par value per share.

2.11    “Company” shall mean Sensus Healthcare, Inc., a Delaware corporation, and its successors.

2.12    “Director” shall mean a member of the Board of Directors.

2.13    “Disability” shall mean any of the following: (a) the Participant’s inability to perform each of the essential duties of such Participant’s position by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; (b) the incurrence by the Participant of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (c) the same meaning set forth in the principal disability insurance policy or similar program then maintained by the Company on behalf of its Employees, if any. Notwithstanding the foregoing, in the case of any Incentive Stock Options, “Disability” shall be defined under Section 22(e)(3) of the Code.

2.14    “Dividend Equivalents” shall have the meaning set forth in Section 6.3.

2.15    “Effective Date” shall mean the date this Plan is approved by the stockholders of the Company.

2.16    “Employee” shall mean a statutory employee of the Company or any of its Affiliates, as defined in Code Section 1402(d).

2.17    “Executive Officers” shall mean the officers of the Company as such term is defined in Rule 16a-1 under the Exchange Act.

2.18    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.19    “Fair Market Value” as of any date and in respect of any share of Common Stock shall mean:

(a)   the average of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such market, if the Common Stock is then traded on a national securities exchange; or

(b)   the mean between the closing bid and ask prices last quoted by an established quotation service for over-the-counter securities, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such market, if the Common Stock is not reported on a national securities exchange.

The above definition shall be interpreted consistent with Treas. Reg. §1.409A-1(b)(5)(iv)(A)

2.20     “Holder” shall mean a Participant who has been granted a Nonqualified Stock Option, an Incentive Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Phantom Stock Unit Award or a Performance Share Unit Award.

2.21    “Incentive Stock Option” shall have the meaning set forth in Section 4.1.

2.22    “Incentive Stock Option Period” shall mean the period described in Section 4.6(a).

2.23    “Key Persons” shall mean any Employee and shall also include any officers or Directors of the Company whether or not the latter shall be an Employee of the Company.

2.24    “Nonqualified Stock Option” shall mean an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

2.25    “Nonqualified Stock Option Period” shall mean the period described in Section 3.5(a).

2.26    “Option” shall mean a Nonqualified Stock Option or an Incentive Stock Option.

2.27    “Option Period” shall mean a Nonqualified Stock Option Period or an Incentive Stock Option Period.

2.28    “Option Price” shall mean the applicable Nonqualified Stock Option Price or Incentive Stock Option Price.

Appendix A-4

2.29    “Participant” shall mean a Key Person who shall be granted an Award under the Plan.

2.30    “Performance Goals” shall mean the performance objectives of the Company during an Award Period established for the purpose of determining whether, and to what extent, Awards will be earned for an Award Period.

2.31    “Performance Share Unit” shall mean a hypothetical investment equivalent equal to one share of Common Stock granted in connection with an Award made under Article 8 of the Plan.

2.32    “Phantom Stock Unit” shall mean a hypothetical investment equivalent equal to one Share of Stock granted in connection with an Award made under Article 6 of the Plan, or credited with respect to Awards of Performance Share Units which have been deferred under Article 8.

2.33    “Plan” shall mean the 2017 Incentive Plan of Sensus Healthcare, Inc.

2.34    “Restricted Period” shall mean, with respect to any share of Restricted Stock, the period of time determined by the Committee during which such share of Restricted Stock is subject to the restrictions set forth in Article 5, and with respect to any Phantom Stock Unit, the period of time determined by the Committee during which such Phantom Stock Unit is subject to the restrictions set forth in Article 6.

2.35    “Restricted Stock” shall mean shares of Common Stock issued or transferred to a Participant subject to the restrictions set forth in Article 5 and any new, additional or different securities a Participant may become entitled to receive as a result of adjustments made pursuant to Sections 9.13 or 9.14.

2.36    “Restricted Stock Award” shall mean an Award granted under Article 5 of the Plan.

2.37    “Section 409A” means Section 409A of the Code and the guidance issued thereunder by the United States Department of the Treasury and/or Internal Revenue Service.

2.38    “Securities Act” means the Securities Act of 1933, as amended.

2.39    “Stock” shall mean the Common Stock or such other authorized shares of stock of the Company as the Board may from time to time authorize for use under the Plan.

2.40    “Stock Appreciation Right” or “SAR” shall mean an Award granted under Article 7 of the Plan.

2.41    “Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an Award made in connection with the cancellation and repricing of an Option or SAR.

2.42    “Valuation Date” shall mean the last day of an Award Period or the date of death of a Participant, as applicable.

2.43    “Vested Unit” shall have the meaning set forth in Section 6.6.

ARTICLE 3

NONQUALIFIED STOCK OPTIONS

3.1    Award of Nonqualified Stock Options.

The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Key Person one or more Options to purchase, for cash or shares, the number of shares of Common Stock (“Nonqualified Stock Options”) allotted by the Committee. The date a Nonqualified Stock Option is granted shall mean the date selected by the Committee as of which the Committee shall allot a specific number of shares to a Participant pursuant to the Plan and when the Participant has a legally binding right constituting the Nonqualified Stock Option; provided that the grant date may not be a date that occurs prior to the date the Committee takes action to approve the Nonqualified Stock Option.

Appendix A-5

3.2    Nonqualified Stock Option Agreements.

Each Nonqualified Stock Option granted under the Plan shall be evidenced by a “Nonqualified Stock Option Agreement” between the Company and the Holder of the Nonqualified Stock Option containing such provisions as may be determined by the Committee, but shall be subject to the following terms and conditions.

(a)     Each Nonqualified Stock Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof, except as otherwise determined by the Committee and set forth in the Nonqualified Stock Option Agreement.

(b)     Each share of Common Stock purchased through the exercise of a Nonqualified Stock Option shall be paid for in full at the time of the exercise. Each Nonqualified Stock Option shall cease to be exercisable as to any share of Common Stock, at the earlier of the date on which: (i) the Holder purchases the share; (ii) the Holder exercises a related SAR; or (iii) when the Nonqualified Stock Option lapses.

(c)     Unless the Committee determines otherwise in its discretion in accordance with applicable law, or as permitted by Section 9.3, Nonqualified Stock Options shall not be transferable (including by sale, assignment, pledge, or hypothecation) by the Holder except by will or the laws of descent and distribution, or beneficiary designation procedures approved by the Company, and shall be exercisable, prior to their expiration date, during the Participant’s lifetime solely by such Participant (or in the event of such Participant’s legal incapacity or incompetency, such Participant’s guardian or legal representative).

(d)     Each Nonqualified Stock Option shall become exercisable by the Holder in accordance with the vesting schedule (if any) established by the Committee for the Award.

3.3    Nonqualified Stock Option Price.

The exercise price per share of Common Stock (the “Nonqualified Stock Option Price”) shall be set by the Committee at the time of grant subject to the following: (i) the Nonqualified Stock Option Price shall never be less than the Fair Market Value of the underlying stock on the date the Nonqualified Stock Option is granted; (ii) the number of shares subject to the Nonqualified Stock Option Price must be fixed on the original date of grant; and (iii) the Nonqualified Stock Option Price may not include any additional feature for the deferral of compensation.

3.4    Manner of Exercise and Form of Payment.

(a)     Nonqualified Stock Options which have become exercisable may be exercised by delivery of written notice of exercise (“Notice of Exercise”) to the Committee accompanied by payment of the Nonqualified Stock Option Price. The Nonqualified Stock Option Price shall be payable in cash or such other means as may be set forth in the Nonqualified Stock Option Agreement or as otherwise determined by the Committee, plus the amount (if any) of Federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. If a Participant shall fail to pay the Nonqualified Stock Option Price at the time of exercise, the Nonqualified Stock Option(s) which are being exercised shall become null and void.

(b)     Notwithstanding Section 3.4(a), at the time the Notice of Exercise pertaining to the Nonqualified Stock Option is given to the Committee with respect to the exercise of any Nonqualified Stock Option, unless an agreement pertaining to an Award provides otherwise, and where permitted by the Committee and applicable laws, rules, and regulations, payment may also be made: (i) by delivery (by either actual delivery or attestation) of Common Stock owned by the Participant for a time period determined by the Committee and otherwise acceptable to the Committee; (ii) by Common Stock withheld upon exercise; (iii) by delivery of notice of exercise to the Committee or its designee and delivery to a broker of notice of exercise and irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds to pay the Nonqualified Stock Option Price; (iv) by such other payment methods as may be approved by the Committee and which are acceptable under applicable law; or (v) by any combination of the foregoing methods. Stock tendered or withheld in payment on the exercise of an Option shall be valued at their Fair Market Value.

(c)     Any state or Federal withholding taxes attributable to the portion of the Nonqualified Stock Option payable in cash shall be withheld from the cash that would otherwise be paid to the Participant hereunder.

Appendix A-6

3.5    Nonqualified Stock Option Period; Termination.

(a)     Each Nonqualified Stock Option shall be exercisable by the Holder in accordance with such terms as shall be established by the Committee for the Nonqualified Stock Option, and unless a shorter period is provided by the Committee or by another Section of the Plan, may be exercised during a period of ten (10) years from the date of grant thereof (the “Nonqualified Stock Option Period”). No Nonqualified Stock Option shall be exercisable after the expiration of its Nonqualified Stock Option Period.

(b)     If the Holder dies within the Nonqualified Stock Option Period (or such other period as may have been established by the Committee), any rights to the extent exercisable on the date of death may be exercised by the Holder’s estate, or by a person who acquires the right to exercise such Nonqualified Stock Option by bequest or inheritance or by reason of the death of the Holder, provided that such exercise occurs within both the Nonqualified Stock Option Period and one (1) year after the Holder’s death (or within such other period as determined by the Committee).

(c)     If the Holder’s relationship as an Employee, officer or Director of the Company terminates by reason of Disability within the Nonqualified Stock Option Period, the Holder may, within one (1) year from the date of termination (or within such other period as determined by the Committee), exercise any Nonqualified Stock Options to the extent exercisable on the date of termination (or within such other period as determined by the Committee).

(d)     If the Holder’s relationship as an Employee, officer or Director of the Company terminates as a result of voluntary resignation by the Holder or as a result of termination by the Company without Cause, the Holder may, within thirty (30) days from the date of termination (or within such other period as determined by the Committee), exercise any Nonqualified Stock Options to the extent such options are exercisable on the date of termination (or within such other period as determined by the Committee).

(e)     If the Holder’s relationship as an Employee, officer or Director of the Company terminates as a result of termination by the Company for Cause, all unexercised Nonqualified Stock Options shall, except as set forth in the Holder’s Nonqualified Stock Option Agreement or as otherwise determined by the Committee at the time of the grant, terminate at the time of the termination of such relationship or employment, as the case may be.

3.6    Effect of Exercise.

As soon as practicable after receipt of payment, the Company shall deliver to the Holder a certificate or certificates for such of Common Stock. The Participant shall become a stockholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder.

3.7    Order of Exercise.

Options granted under the Plan may be exercised in any order, regardless of the date of the grant or the existence of any other outstanding Nonqualified Stock Option awarded to the Participant.

ARTICLE 4

INCENTIVE STOCK OPTIONS

4.1    Award of Incentive Stock Options.

The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Key Person who is an Employee of the Company one or more “incentive stock options” (intended to qualify as such under the provisions of Section 422 of the Code) (“Incentive Stock Options”) to purchase, for cash or shares, the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a Participant pursuant to the Plan; provided that the grant date may not be a date that occurs prior to the date the Committee takes action to approve the Incentive Stock Option.

Appendix A-7

4.2    Incentive Stock Option Agreements.

Each Incentive Stock Option granted under the Plan shall be evidenced by an “Incentive Stock Option Agreement” between the Company and the Holder of the Incentive Stock Option, stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby and containing such other provisions as may be determined by the Committee from time to time, but shall be subject to the following terms and conditions.

(a)     Each Incentive Stock Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof, except as otherwise determined by the terms of the Incentive Stock Option Agreement.

(b)     Each share of Common Stock purchased through the exercise of an Incentive Stock Option shall be paid for in full at the time of the exercise. Each Incentive Stock Option shall cease to be exercisable, as to any share of Common Stock, at the earlier of the date on which: (i) the Holder purchases the share; (ii) the Holder exercises a related SAR; or (iii) when the Incentive Stock Option lapses.

(c)     Unless the Committee determines otherwise in its discretion in accordance with applicable law, Incentive Stock Options shall not be transferable (including by sale, assignment, pledge, or hypothecation) by the Holder except by will or the laws of descent and distribution, or beneficiary designation procedures approved by the Company. Except as otherwise permitted by Section 422 of the Code, Incentive Stock Options shall be exercisable, prior to their expiration date, during the Participant’s lifetime solely by such Participant (or in the event of such Participant’s legal incapacity or incompetency, such Participant’s guardian or legal representative).

(d)     Each Incentive Stock Option shall become exercisable by the Holder in accordance with the vesting schedule (if any) established by the Committee for the Award.

4.3    Incentive Stock Option Price.

The exercise price per share of Common Stock (“Incentive Stock Option Price”) deliverable upon the exercise of an Incentive Stock Option shall be the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted.

4.4    Special Rule for Ten Percent Stockholder.

Notwithstanding Sections 4.2 and 4.3, if Incentive Stock Options are issued to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, then (a) the option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be at least one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted; and (b) such option, by its terms, shall not be exercisable after the expiration of five (5) years from the date such option is granted.

4.5    Maximum Amount of Incentive Stock Option Grant.

The aggregate Fair Market Value (determined on the date the option is granted) of Common Stock subject to an Incentive Stock Option granted to a Participant by the Committee in any calendar year shall not exceed One Hundred Thousand Dollars ($100,000) (or such other amount set forth in Section 422 of the Code) (the “ISO Limitation Amount”). To the extent the aggregate Fair Market Value (determined on the date the option is granted) of Common Stock for which Incentive Stock Options are exercisable for the first time during any calendar year (under all plans of the Company) exceeds the ISO Limitation Amount, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

4.6    Incentive Stock Option Period; Termination.

(a)     Each Incentive Stock Option shall be exercisable by the Holder in accordance with such terms as shall be established by the Committee for the Incentive Stock Option, and, unless a shorter period is provided by the Committee or by another Section of the Plan, may be exercised during a period of ten (10) years from the date of grant thereof (the “Incentive Stock Option Period”). No Incentive Stock Option shall be exercisable after the expiration of its Incentive Stock Option Period.

Appendix A-8

(b)     If the Holder dies within the Incentive Stock Option Period (or such other period as may have been established by the Committee), any rights to the extent exercisable on the date of death may be exercised by the Holder’s estate, or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the Holder, provided that such exercise occurs within both the Incentive Stock Option Period and one (1) year after the Holder’s death (or within such other period as determined by the Committee).

(c)     If the Holder’s relationship as an Employee officer or Director of the Company terminates by reason of Disability within the Incentive Stock Option Period, the Holder may, within one (1) year from the date of termination (or within such other period as determined by the Committee), exercise any Incentive Stock Options to the extent such options are exercisable on the date of termination (or such other period as determined by the Committee).

(d)     Notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Code upon the exercise of an Incentive Stock Option will not be available to a Holder who exercises any Incentive Stock Options more than (i) twelve (12) months after the date of termination of employment due to Disability or (ii) three (3) months after the date of termination of employment due to death.

(e)     If the Holder’s relationship as an Employee, officer or Director of the Company terminates as a result of voluntary resignation by the Holder or as a result of termination by the Company without Cause, the Holder may, within thirty (30) days from the date of termination (or within such other period as determined by the Committee), exercise any Incentive Stock Options to the extent such options are exercisable on the date of termination (or such other period as determined by the Committee).

(f)      If the Holder’s relationship as an Employee, officer or Director of the Company terminates as a result of termination by the Company for Cause, all unexercised Incentive Stock Options shall, except as set forth in the Holder’s Incentive Stock Option Agreement or as otherwise determined by the Committee at the time of the grant, terminate at the time of the termination of such relationship.

4.7    Notice of Disposition.

Participants shall give prompt notice to the Committee of any disposition of Common Stock acquired upon exercise of an Incentive Stock Option if such disposition occurs within (a) two (2) years after the date of the grant of such Incentive Stock Option, or (b) one (1) year after the receipt of such Common Stock by the Holder.

4.8    Applicability of Nonqualified Stock Options Sections.

Sections 3.4 (Manner of Exercise and Form of Payment), 3.6 (Effect of Exercise) and 3.7 (Order of Exercise) applicable to Nonqualified Stock Options, shall apply equally to Incentive Stock Options. These Sections are incorporated by reference in this Article 4 as though fully set forth herein.

ARTICLE 5

RESTRICTED STOCK

5.1    Grant of Restricted Stock.

The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant Restricted Stock to any Key Person.

5.2    Restricted Stock Agreement.

(a)     The grant or sale of Restricted Stock shall be evidenced by a “Restricted Stock Agreement” between the Company and Participant who is the recipient or purchaser of the Restricted Stock, including such terms as the time or times at which the Restricted Stock shall be granted or become vested, the number of shares of Common Stock subject to each Restricted Stock Award or sale, the period of time, if any, during which all of or a portion of such shares shall be subject to vesting, forfeiture and such other terms and conditions of such Restricted Stock Grant, if any, as the Committee may from time to time determine. In addition to the Restricted Stock Agreement, the Holder of a Restricted Stock Award shall, upon request on behalf of the Committee, execute and deliver to the Secretary of the Company an escrow agreement satisfactory to the Committee and blank stock powers with respect to the Restricted Stock covered by such agreements, and shall pay to the Company, as the purchase price of the shares of

Appendix A-9

Common Stock subject to such Award, the aggregate par value of such shares of Common Stock within sixty (60) days following the making of such Award, which purchase price shall be deemed to have been paid by the Participant by services previously rendered or to be rendered to the Company. If a Participant shall fail to execute the Restricted Stock Agreement, escrow agreement and stock powers, the Award shall be null and void.

(b)     Subject to the restrictions set forth in Section 5.4, the Holder shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock.

5.3    Escrow Stock Certificates.

Upon satisfaction of the requirements set forth in Section 5.2, the Committee shall then cause stock certificates registered in the name of the Holder to be issued and deposited together with any stock powers with an escrow agent or other third party that provides equity compensation plan administration services to be designated by the Committee. The Committee shall cause such escrow agent or third party to issue to the Holder a receipt evidencing any stock certificate held by it registered in the name of the Holder.

5.4    Restrictions.

(a)     Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period: (i) the Holder shall not be entitled to delivery of the stock certificate; (ii) unless otherwise set forth in the Restricted Stock Agreement, the Holder shall not be entitled to receive dividends and other distributions of the Company with respect to such Restricted Stock until expiration of the Restricted Period; (iii) the shares shall be subject to the restrictions on transferability set forth in the grant; (iv) the shares shall be subject to forfeiture to the extent provided in the Restricted Stock Agreement and, to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.

(b)      The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate. In addition, to the extent a Holder’s Restricted Stock Agreement or a Holder’s employment agreement provides for the removal of restrictions on the Restricted Stock upon (A) a Change in Control, (B) the death of the Holder, (C) the Disability of the Holder, or (D) the Holder’s termination of employment not for “cause”, absent a written agreement between the Holder and the Company to the contrary, such restrictions shall be automatically removed without action by the Committee upon the occurrence of such event.

5.5    Restricted Period.

The “Restricted Period” of Restricted Stock shall commence on the date of the Award and shall expire from time to time as to that part of the Restricted Stock indicated in the Restricted Stock Agreement or otherwise set forth on a schedule established by the Committee with respect to the Award.

5.6    Payment of Taxes: Delivery of Restricted Stock.

(a)     Upon the expiration of the Restricted Period with respect to any shares of Common Stock covered by a Restricted Stock Award, and upon payment to the Committee of cash sufficient for the Company to pay all applicable payroll, employment, etc., taxes attributable to the Restricted Stock in the same manner as in Section 3.4 hereof, a stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) shall be delivered without charge to the Holder, or his estate, free of all restrictions under the Plan.

(b)     Notwithstanding the foregoing, upon expiration of the Restricted Period, if a Participant shall not pay the taxes attributable to the exercise of the Restricted Period as set forth in Subsection (a), above, the Committee shall thereupon sell without further direction by the Participant a sufficient number of shares of the Restricted Stock in accordance with reasonably uniform procedures adopted by the Committee in order to pay such employment, payroll, etc., taxes attributable thereto in the same manner as a “cashless” exercise in Section 3.4(b). The balance of the Restricted Stock shares remaining subsequent to such sale together with any cash from a sale of a fractional sale shall thereupon be distributed to the Participant.

(c)     Any state or Federal withholding taxes attributable to the portion of the Restricted Stock payable in cash shall be withheld from the cash that would otherwise be paid to the Participant hereunder.

Appendix A-10

5.7    Payment for Restricted Stock.

Except as provided in Sections 5.2 and 5.6, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award.

ARTICLE 6

PHANTOM STOCK UNITS

6.1    Grant of Phantom Stock Units.

Subject to the limitations of this Plan, the Committee shall have the authority to (a) grant Phantom Stock Unit Awards to Key Persons, and (b) to establish terms, conditions and restrictions applicable to such Phantom Stock Units, including the Restricted Period, and the time or times at which the Phantom Stock Units shall be granted or become vested and the number of Phantom Stock Units to be covered by each grant.

6.2    Phantom Stock Unit Agreement.

The grant of Phantom Stock Units shall be evidenced by a “Phantom Stock Unit Agreement” between the Company and the Participant who is a recipient of the Phantom Stock Units, including such terms as the Committee may from time to time determine.

6.3    No Stock Issuance.

In the case of a Phantom Stock Units Award, no shares of Common Stock shall be issued at the time the Award is made, and the Company will not be required to set aside a fund for the payment of any such Award. The Committee shall, in its sole discretion, determine whether to credit to the account of, or to currently pay to, each recipient of an Award of Phantom Stock Units an amount equal to the cash dividends paid by the Company upon one share of Common Stock for each Phantom Stock Unit then credited to such Participant’s account (“Dividend Equivalents”), and such determination shall be reflected in the Phantom Stock Unit Agreement. Any such Divided Equivalents credited to a Holder’s account shall be subject to forfeiture and may bear interest at a rate and subject to such terms as determined by the Committee.

6.4    Restrictions.

(a)     Phantom Stock Units awarded to any Participant shall be subject to the following restrictions until the expiration of the Restricted Period: (i) the Phantom Stock shall be subject to forfeiture to the extent provided in the Phantom Stock Unit Agreement and, to the extent such units are forfeited, all rights of the Participant to such units shall terminate without further obligation on the part of the Company, and (ii) any other restrictions which the Committee may determine at the time of grant or thereafter are necessary or appropriate, in its sole discretion.

(b)     The Committee shall have the authority to remove any or all of the restrictions on the Phantom Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Phantom Stock Award, such action is appropriate.

6.5    Restricted Period.

The Restricted Period of Phantom Stock Units shall commence on the date of the grant and shall expire from time to time as to that part of the Phantom Stock Units indicated in the Phantom Stock Unit Agreement or otherwise set forth in a schedule established by the Committee with respect to the Award.

6.6    Settlement of Phantom Stock Units.

Upon the expiration of the Restricted Period with respect to any Phantom Stock Units covered by a Phantom Stock Unit Award, the Company shall deliver to the Holder or his or her estate without any charge one share of Common Stock for each Phantom Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit and the interest thereon, if any; provided, however, that the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock for Vested Units. If cash payment is made in lieu of delivering Common Stock, the amount of such payment shall be equal to the Fair Market Value for the date on which the Restricted Period lapsed with respect to such Vested Unit.

Appendix A-11

6.7    Payment of Taxes.

(a)     Upon the distribution of any shares of Common Stock in kind to the Participant as set forth in Section 6.6, any and all taxes attributable to the Common Stock being distributed hereunder shall be paid by the Participant to the Committee determined and paid in the same manner as in Section 3.4 hereof prior to delivery of the Common Stock to the Participant or his or her estate.

(b)     Notwithstanding the foregoing, upon expiration of the Restricted Period, if a Participant shall not pay the taxes attributable to distribution of Common Stock as set forth in Subsection (a) above, the Committee shall thereupon sell without further direction by the Participant a sufficient number of shares of the Restricted Stock in accordance with reasonably uniform procedures adopted by the Committee in order to pay such employment, payroll, etc., taxes attributable thereto in the same manner as a “cashless” exercise in Section 3.4(b). The balance of the Common Stock shares remaining shall thereupon be distributed to the Participant.

(c)     Any state or Federal withholding taxes attributable to the portion of the Phantom Stock Unit payable in cash shall be withheld from the cash that would otherwise be paid to the Participant hereunder.

ARTICLE 7

Stock Appreciation Rights

7.1    Stock Appreciation Rights.

Any Option granted under the Plan to Key Persons may include a Stock Appreciation Right or SAR, granted at either at the time of the Option Grant or by amendment except that in the case of an Incentive Stock Option, such SAR shall be granted only at the time of grant of the related Incentive Stock Option itself. The Committee may also award SARs to Key Persons independently of any Option other than an Incentive Stock Option. A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the terms set forth in this Article 7.

7.2      SAR Exercise Price. The exercise price per share of the SAR shall be set by the Committee at the time of grant subject to the following: (i) the SAR exercise price shall never be less than the Fair Market Value of the underlying stock on the date the SAR is granted; (ii) the number of shares subject to the SAR must be fixed on the original date of grant; and (iii) the SAR may not include any additional feature for the deferral of compensation.

7.3    Vesting.

A SAR granted in connection with an Option shall become exercisable, be transferable and shall lapse according to the same vesting schedule, transferability and lapse rules that are established by the Committee for the related Option, if any. A SAR granted independent of an Option shall become exercisable, be transferable and shall lapse in accordance with a vesting schedule, transferability and lapse rules established by the Committee.

7.4    Payment.

The amount of additional compensation which may be received pursuant to the award of one (1) SAR is the excess, if any, of the Fair Market Value of one share of Common Stock on the Appreciation Date over the Option Price, in the case of a SAR granted in connection with an Option, or the Fair Market Value of one (1) share of Common Stock on the date of the grant, in the case of a SAR granted independent of an Option. The Company shall pay such excess in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

7.5    Designation of Appreciation Date.

A Participant may designate an Appreciation Date at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to which the Appreciation Date relates, and the date on which such SARs were awarded. Such time or times determined by the Committee may take into account any applicable “window periods” required by Rule 16b-3 under the Exchange Act.

Appendix A-12

7.6    Expiration.

Except as otherwise provided in the case of SARs granted in connection with Options, the SARs shall expire on a date designated by the Committee which is not later than ten (10) years after the date on which the SAR was awarded (“Expiration Date”).

7.7    Payment of Taxes.

(a)     Upon the distribution of any shares of Common Stock in kind to the Participant attributable to the exercise of a SAR, prior to delivery of the Common Stock to the Participant or his or her estate, any and all taxes attributable to the Common Stock being distributed hereunder shall be paid by the Participant to the Committee, as determined and paid in the same manner as in Section 3.4.

(b)     Notwithstanding the foregoing, upon an Expiration Date, if a Participant shall not pay the taxes attributable to the distribution of Common Stock as set forth in Subsection (a) above, the Committee shall thereupon sell without further direction by the Participant a sufficient number of shares of the Common Stock in accordance with reasonably uniform procedures adopted by the Committee in order to pay such employment, payroll, etc., taxes attributable thereto in the same manner as a “cashless” exercise in Section 3.4(b). The balance of the Common Stock shares remaining shall thereupon be distributed to the Participant.

(c)     Any state or Federal withholding taxes attributable to the portion of the SAR payable in cash shall be withheld from the cash that would otherwise be paid to the Participant hereunder.

ARTICLE 8

PERFORMANCE SHARES

8.1    Grant of Performance Shares.

The Committee is authorized to establish Performance Share programs for Key Persons to be effective over designated Award Periods of not less than one (1) year and not more than five (5) years. At the beginning of each Award Period, the Committee will establish in writing Performance Goals based upon financial or other objectives for the Company for such Award Period and a schedule relating the accomplishment of the Performance Goals to the Awards to be earned by Participants. Performance Goals may include absolute or relative growth in earnings per share or rate of return on stockholders’ equity or other measurement of corporate performance and may be determined on an individual basis or by categories of Participants. The Committee may adjust Performance Goals or performance measurement standards as it deems equitable in recognition of extraordinary or non-recurring events experienced during an Award Period by the Company or by any other corporation whose performance is relevant to the determination of whether Performance Goals have been attained. The Committee shall determine the number of Performance Share Units to be awarded, if any, to each Participant who is selected to receive an Award. The Committee may add new Participants to a Performance Share program after its commencement by making pro rata grants. No Performance Share granted hereunder shall include any additional feature for the deferral of compensation.

8.2    Partial Awards.

A Participant for less than a full Award Period, whether by reason of commencement or termination of employment or otherwise, shall receive such portion of an Award, if any, for that Award Period as the Committee shall determine.

8.3    Adjustment of Performance Goals.

The Committee may, during the Award Period, make such adjustments to Performance Goals as it may deem appropriate, to compensate for, or reflect, any significant changes that may have occurred during such Award Period in (a) applicable accounting rules or principles or changes in the Company’s method of accounting or in that of any other corporation whose performance is relevant to the determination of whether an Award has been earned, or (b) tax laws or other laws or regulations that alter or affect the computation of the measures of Performance Goals used for the calculation of Awards.

Appendix A-13

8.4    Payment of Awards.

The amount earned with respect to an Award shall be fully payable in shares of Common Stock based on the Fair Market Value on the Valuation Date; provided, however, that, at its discretion, the Committee may vary such form of payment in whole or partial consideration of the Performance Share as to any Participant upon the specific request of such Participant which form may include cash. Except as otherwise determined by the Committee, payments of Awards shall be made as soon as practicable after the completion of an Award Period.

8.5    Payment of Taxes.

(a)     Upon the distribution of any shares of Common Stock in kind to the Participant attributable to a Performance Share, any and all taxes attributable to the Common Stock being distributed hereunder shall be paid by the Participant to the Committee determined and paid in the same manner as in Section 3.4 hereof prior to delivery of the Common Stock to the Participant or his or her estate.

(b)     Notwithstanding the foregoing, upon an Expiration Date, if a Participant shall not pay the taxes attributable to the distribution of Common Stock as set forth in Subsection (a) above, the Committee shall thereupon sell without further direction by the Participant a sufficient number of shares of the Common Stock in accordance with reasonably uniform procedures adopted by the Committee in order to pay such employment, payroll, etc., taxes attributable thereto in the same manner as a “cashless” exercise in Section 3.4(b). The balance of the Common Stock shares remaining shall thereupon be distributed to the Participant.

(c)     Any state or Federal withholding taxes attributable to the portion of the Performance Share payable in cash shall be withheld from the cash that would otherwise be paid to the Participant hereunder.

ARTICLE 9

MISCELLANEOUS

9.1    General Restriction.

Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (b) the consent or approval of any government regulatory body, or (c) an agreement by the grantee of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

9.2    Additional Provisions of an Award.

The award of any benefit under the Plan may also be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate, including, without limitation, provisions to assist the Participant in financing the purchase of Common Stock through the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares acquired under any form of benefit, provisions giving the Company the right to repurchase shares acquired under any form of benefit in the event the Participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state income tax withholding requirements.

9.3    Restrictions on Transferability.

Unless the Committee determines otherwise in accordance with applicable law, no Award under the Plan shall be transferable (including by sale, assignment, pledge, or hypothecation) by the recipient thereof, except by will or by the laws of descent and distribution, or pursuant to beneficiary designation procedures approved by the Company, or, to the extent expressly permitted in the agreement relating to such Award, to the Holder’s family members, a trust or entity established by the Holder for estate planning purposes, or a charitable organization designated by the Holder, in each case without consideration; provided, however, that Incentive Stock Options shall not be transferable by the Holder except by will or the laws of descent and distribution, beneficiary designation procedures approved by the Company, or in the Committee’s discretion (in accordance with Section 422 of the Code, and registration provisions of the Securities

Appendix A-14

Act). Except to the extent permitted by the foregoing sentence or the agreement relating to an Award, each Award shall be exercisable only by such person or by such person’s guardian or legal representative; provided, however, that Incentive Stock Options shall be exercisable, prior to their expiration date, during the Participant’s lifetime solely by such Participant (or in the event of such Participant’s legal incapacity or incompetency, such Participant’s guardian or legal representative). Except to the extent permitted by the foregoing sentences of this Section 9.3, no right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If any Participant or beneficiary hereunder shall become bankrupt or attempt to anticipate, alienate, assign, pledge, sell, encumber or charge any right or benefit hereunder in violation of this Section 9.3, then such right or benefit shall in the discretion of the Committee cease. Such Units shall thereupon become null and void.

9.4    Withholding Taxes.

Notwithstanding any other provision of the Plan, the Company shall have the right in general and in addition to any other specific procedure for the payment of taxes attributable to any Award to deduct from all Awards, to the extent paid in cash, all Federal, state or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Common Stock, the Holder or other person receiving such Common Stock may be required to pay to the Company prior to delivery of such stock, the amount of any such taxes which the Company is required to withhold, if any, with respect to such Common Stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of Common Stock of equivalent Fair Market Value in payment of such withholding tax obligations if the Holder of the Award elects to make payment in such manner at least six (6) months prior to the date such tax obligation is determined.

9.5    Employment Not Affected.

Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue to serve on the Board of the Company or in the employment of the Company or affect any right which the Company, or its stockholders, may have to terminate the relationship or employment of such Participant.

9.6    Payments Upon Death of Participant.

Upon the death of a Participant in the Plan, the Company shall pay the amounts payable with respect to an Award of Performance Share Units, Phantom Share Units or Restricted Stock, if any, due under the Plan to the Participant’s estate.

9.7    Payments to Persons Other than Participants.

If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

9.8    Non-Uniform Determinations.

The Committee’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

9.9    Rights as a Stockholder.

Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Common Stock which are subject to Options or Restricted Stock Awards, Performance Share Unit Awards or Phantom Stock Unit Awards hereunder until such shares have been issued to that person upon exercise of an Option according to its terms or upon sale or grant of those shares in accordance with a Restricted Stock Award, Performance Share Unit Award or Phantom Stock Unit Award.

Appendix A-15

9.10  Leaves of Absence.

The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (b) the impact, if any, of any such leave of absence on Awards under the Plan previously made to any recipient who takes such leave of absence.

9.11  Newly Eligible Employees.

The Committee shall be entitled to make such rules, regulations, determinations and Awards as it deems appropriate in respect of any person who becomes eligible to participate in the Plan or any portion thereof after the commencement of an Award or incentive period.

9.12  Adjustments.

Unless the Committee specifically determines otherwise, this Plan, Options, SARs, Restricted Stock Awards, Phantom Stock Unit Awards, Performance Share Unit Awards, and any agreements evidencing such Awards, and Performance Goals, shall be subject to adjustment or substitution as to the number, price or, if applicable, kind of shares of stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (a) in the event of changes in the outstanding Common Stock or in the capital structure of the Company, or of any other corporation whose performance is relevant to the attainment of Performance Goals hereunder, by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any such Award or (b) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, unless the Committee specifically determines otherwise, in the event of any such adjustments or substitution, the aggregate number of shares of Common Stock available under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any adjustment in Incentive Stock Options under this Section shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

9.13  Effect of Change in Control.

(a)     In the event of a Change in Control and notwithstanding any vesting schedule provided for hereunder or by the Committee with respect to an Award of Options, SARs, Phantom Stock Units or Restricted Stock, such Option or SAR shall become immediately exercisable with respect to one hundred percent (100%) of the shares subject to such Option or SAR, and the Restricted Period shall expire immediately with respect to one hundred percent (100%) of the Phantom Stock Units or shares of Restricted Stock subject to Restrictions; provided, however, that to the extent that so accelerating the time an Incentive Stock Option may first be exercised would cause the limitation provided in Section 4.5 to be exceeded, such Options shall instead first become exercisable in so many of the next following years as is necessary to comply with such limitation.

(b)      In the event of a Change in Control, all incomplete Award Periods in effect on the date the Change in Control occurs shall end on the date of such change, and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Award Period have been met based upon such audited or unaudited financial information then available as it deems relevant, (ii) cause to be paid to each Participant partial or full Awards with respect to Performance Goals for each such Award Period based upon the Committee’s determination of the degree of attainment of Performance Goals, and (iii) cause all previously deferred Awards to be settled in full as soon as possible.

(c)     The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of a Participant’s rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

Appendix A-16

9.14  Unfunded Plan.

The Plan shall be unfunded. Except as otherwise provided in the Plan, no provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

9.15  Reliance on Reports.

Each member of the Committee shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself.

9.16  Relationship to Other Benefits.

No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided.

9.17  Expenses.

The expenses of administering the Plan shall be borne by the Company.

9.18  Titles and Headings.

The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

9.19  No Presumption.

The fact that this Plan was prepared by counsel for the Company shall create no presumptions and specifically shall not cause any ambiguities to be construed against the Company.

9.20  Nonexclusivity of the Plan.

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

9.21  No Liability of Committee Members.

No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall defend, indemnify and hold harmless each member of the Board and each other employee, officer or Director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Appendix A-17

9.22  Governing Law; Construction.

The validity and construction of the Plan and the instruments evidencing Awards under the Plan shall be governed by the laws of the state of Florida without regard to principles of conflicts of law. In construing the Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

9.23  Amendment of the Plan; Prohibitions Against Option/SAR repricing.

(a)     The Committee may, without further action by the stockholders and without receiving further consideration from the Participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

(b)     Subject to Section 409A, the Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that, without stockholder approval, the Committee may not:

(i)      materially increase the number of shares of Common Stock to be issued under the Plan (other than pursuant to Sections 9.12 and 9.13);

(ii)     materially increase benefits to Participants, including (A) reducing the exercise price or base price of outstanding Options or SARs, (B) cancelling any previously granted Option or SAR in exchange for another Option or SAR with a lower exercise price or base price, (C) cancelling any previously granted Option or SAR in exchange for cash or another Award if the exercise price of such Option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, (D) reducing the price at which Options may be offered, or (E) extending the duration of the Plan; provided, however, that in the case of clauses (A), (B) and/or (C), other than adjustments made pursuant to Section 9.12, and/or in connection with a corporate transaction including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares;

(iii)   materially expand the class of Participants eligible to participate in the Plan;

(iv)    expand the types of Options or other awards provided under the Plan; and

(v)     if stockholder approval is required by applicable law, rule or regulation, including Section 162(m) of the Code, and/or any rule of any stock exchange on which shares of Common Stock are traded.

(c)     The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not without the consent of a Participant, affect his or her rights under an Award previously granted to him or her.

9.24  Binding Effect.

This Plan shall be legally binding upon and shall operate for the benefit of the Company and its officers and Directors, and the Participants, and their respective heirs, personal and legal representatives, transferees, successors and permitted assigns.

9.25  Notices.

Each Participant and each beneficiary shall be responsible for furnishing the Company with his or her current address (including email address) for the mailing of notices, reports, and benefit payments; provided, however, that the Company may use the last address on file with it as a valid address. Any notice required or permitted to be given to any such Participant or beneficiary shall be deemed given if directed to such address and mailed by regular United States mail, first class, postage prepaid, or by overnight courier, or facsimile, or email. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks will be suspended until the Participant or beneficiary furnishes the proper address (and the Participant or beneficiary may incur additional taxes and penalties under Section 409A). This provision shall not be construed as requiring the mailing of any notice or notification

Appendix A-18

otherwise permitted to be given by posting or by other publication. All notices or other communications required or permitted to be given by any Participant or any beneficiary to the Company or the Committee shall be in writing and shall be deemed duly given if mailed by regular United States mail, first class, postage prepaid, or by overnight courier, or facsimile, or email, addressed to any executive officer of the Company (other than the Participant) at the address of the principal office of the Company.

9.26  WAIVER OF JURY TRIAL.

THE COMPANY AND EACH PERSON WHO IS A PARTICIPANT EXPRESSLY WAIVES ALL RIGHTS TO ANY TRIAL BY JURY IN ALL LITIGATION RELATING TO OR ARISING OUT OF THE SUBJECT MATTER OF THIS PLAN.

9.27  Section 409A.

To the extent applicable, the Company intends that the Plan comply with Section 409A, and the Plan shall be construed in a manner to comply with Section 409A. Should any provision be found not in compliance with Section 409A, Participants shall be contractually obligated to execute any and all amendments to Awards deemed necessary and required by legal counsel for the Company to achieve compliance with Section 409A. By acceptance of an Award, Participants irrevocably waive any objections they may have to the amendments required by Section 409A. Participants also agree that in no event shall any payment required to be made pursuant to the Plan that is considered “nonqualified deferred compensation” within the meaning of Section 409A be accelerated in violation of Section 409A. In the event a Participant is a Specified Employee (as defined under Section 409A), and payments that are nonqualified deferred compensation cannot commence until the lapse of six (6) months after a Separation from Service (as defined under Section 409A), then any such payments that would be paid during such six (6) month period in a single lump sum shall be made on the date that is within the thirty (30) day period commencing with the first day of the seventh month after the month of the Participant’s Separation from Service (provided that if such thirty (30) day period begins in one (1) calendar year and ends in another calendar year, such payment shall be made in the second of such two calendar years). Furthermore, the first six (6) months of any such payments of nonqualified deferred compensation that would be paid in installments shall be paid within the thirty (30) day period commencing with the first day of the seventh month following the month of the Participant’s Separation from Service (provided that if such thirty (30) day period begins in one (1) calendar year and ends in another calendar year, such payment shall be made in the second of such two calendar years). All remaining installment payments shall be made or provided as they would ordinarily have been under the provisions of the Award. Notwithstanding any other provision of the Plan, the tax treatment of Awards under the Plan shall not be, and is not, warranted or guaranteed. Neither the Company, any Affiliate, the Board, the Committee, nor any of their delegatees shall be held liable for any taxes, penalties, or other monetary amounts owed by a Participant, his or her beneficiary, or other person as a result of the grant, modification, or amendment of an Award or the adoption, modification, amendment, or administration of the Plan.

9.28  Deferrals.

Except as otherwise provided in the Plan, the Committee may permit or require, at the time an Award is granted, a Participant to defer receipt of the delivery of shares of Common Stock, the payment of cash, or the provision of any other benefit that would otherwise be due pursuant to the exercise, vesting, or earning of an Award. If any such deferral is required or permitted, the Committee shall, in its discretion, establish rules and procedures in writing for such deferrals in accordance with Section 409A.

9.29  Severability.

If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

9.30  Clawback, etc.

By entering into agreements pertaining to Awards or otherwise participating in the Plan, each Participant acknowledges and agrees to the provisions of this Section 9.30, and acknowledges and agrees that the provisions of this Section 9.30 may be applied, without liability to any Participant (or any Participant’s beneficiary) by the

Appendix A-19

Committee on a retroactive basis regardless of the Participant’s employment status with the Company or its Affiliates at the time of such clawback or other action by the Committee. Notwithstanding anything contained in the Plan to the contrary, the Committee, in order to comply with applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act) and any risk management requirements and/or policies adopted by the Company, retains the right at all times to decrease or terminate all Awards and payments under the Plan, and any and all amounts payable under the Plan or paid under the Plan shall be subject to clawback, forfeiture, and reduction to the extent determined by the Committee as necessary to comply with applicable law and/or policies adopted by the Company.

9.31  Legislative and/or Regulatory Restrictions.

Notwithstanding anything contained in the Plan to the contrary, in the event any legislation, regulation, or formal or informal guidance requires any compensation payable under the Plan (including, without limitation, any incentive-based compensation) to be deferred, reduced, eliminated, paid in a different form or subjected to vesting or other restrictions, such compensation shall be deferred, reduced, eliminated, paid in a different form or subjected to vesting or other restrictions as, and solely to the extent, required by such legislation, regulation, or formal or informal guidance.

9.32  Forfeiture Events.

The Committee may specify in an agreement pertaining to an Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award agreement or otherwise applicable to the Participant, a termination of the Participant’s service for cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

9.33  Section 16 Compliance.

It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, or any successor statutes and rules, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 9.33, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict, and/or notwithstanding anything in the Plan to the contrary, the Committee, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit, or condition the use of any provision of the Plan to Participants who are officers or Directors subject to Section 16 of the Exchange Act without so restricting, limiting, or conditioning the Plan with respect to other Participants.

9.34  Section 162(m) of the Code.

To the extent the Committee issues any Award that is intended to be exempt from the deduction limitation of Section 162(m) of the Code, the Committee may, without stockholder or grantee approval, amend the Plan or the relevant Award agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to any such Award.

9.35  Beneficiary Designation.

Except as otherwise impermissible under applicable law, a Participant shall have the right to designate a beneficiary or beneficiaries to whom any benefit, or settlement of Awards, under the Plan is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit or settlement of Awards, and to amend or revoke such designation at any time in writing. Such designation, amendment or revocation shall be effective upon receipt by the Committee. The Committee shall have sole discretion to approve and interpret the form or forms of such beneficiary designation. If no beneficiary designation is made, or if the beneficiary designation is held invalid, or if no beneficiary survives the Participant and benefits are determined to be payable following the Participant’s death, the Committee shall direct that payment of benefits be made to the Participant’s estate.

Appendix A-20

SCAN TO VIEW MATERIALS & VOTE SENSUS HEALTHCARE, INC. 851 BROKEN SOUND PARKWAY NW, SUITE #215 BOCA RATON, FL 33487 ATTN: CORPORATE SECRETARY VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 1, 2023 for shares held directly and by 11:59 P.M. ET on May 30, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 1, 2023 for shares held directly and by 11:59 P.M. ET on May 30, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V11091-P89108 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SENSUS HEALTHCARE, INC. The Board of Directors recommends you vote FOR the director nominees below. Election of Directors 1a. William McCall 1b. Megan Cornish For Against Abstain The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. 2. To approve the amendment of our 2017 Incentive Plan to increase the number of shares that may be issued under such Plan. 3. To approve the amendment of our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by Delaware law. 4. To approve, on an advisory basis, the compensation of the Named Executive Officers. 5. To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2023. For Against Abstain NOTE: In their sole discretion, the proxies may approve such other business as may properly come before the meeting or any adjournment and/or postponement of the meeting. The stockholder(s) acknowledge(s) receipt of the Notice of Annual Meeting and Proxy Statement. Yes No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice & Proxy Statement are available at www.proxyvote.com V11092-P89108 SENSUS HEALTHCARE, INC. Annual Meeting of Stockholders June 2, 2023 9:00 AM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Javier Rampolla and Michael Sardano or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SENSUS HEALTHCARE, INC. that the stockholder(s) is/are entitled to vote at theAnnual Meeting of Stockholders to be held at 9:00 AM, EDT on June 2, 2023 at the Boca Raton Marriott at Boca Center,5150 Town Center Cir, Boca Raton, FL 33486 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side